EXHIBIT 20.4




                            NORMANDY MINING LIMITED

                       STATEMENTS OF FINANCIAL PERFORMANCE
                           FOR THE YEAR ENDED 30 JUNE

                                                                         CONVENIENCE
                                                                         TRANSLATION
                                                                        CONSOLIDATED      CONSOLIDATED
                                                                       --------------  -----------------
                                                                 NOTES  2000    2001     2001     2000
                                                                 ----- ------  ------  --------  -------
                                                                        US$M    US$M     A$M      A$M
Sales Revenue...................................................   2    794.2   782.1   1,543.7  1,323.6
Cost of production..............................................       (586.6) (610.2) (1,204.5)  (977.6)
                                                                       ------  ------  --------  -------
GROSS PROFIT....................................................        207.6   171.9     339.2    346.0
                                                                       ------  ------  --------  -------
Other revenue from ordinary activities..........................   2     15.1    14.3      28.2     25.2
Proceeds on sale of assets......................................   2    127.8    77.4     152.9    213.0
Book value of assets sold.......................................       (102.3)  (59.2)   (116.9)  (170.6)
Share of net profit/(loss) of associates and joint ventures
  accounted for using the equity method.........................         12.1    (2.4)     (4.8)    20.1
Exploration and evaluation expenses.............................  14
  -current year.................................................        (28.0)  (29.4)    (58.1)   (46.6)
  -previously capitalized.......................................   4       --   (15.7)    (31.0)      --
Administration expenses.........................................        (36.2)  (32.7)    (64.6)   (60.4)
Borrowing costs.................................................        (40.0)  (56.8)   (112.0)   (66.7)
Net write off of non-current assets.............................
  -previously capitalized.......................................   4   (309.2) (111.1)   (220.0)  (515.3)

Other income/(expenses) from ordinary activities                        (18.1)   (8.4)    (15.9)   (30.1)
                                                                       ------  ------  --------  -------
PROFIT/(LOSS) FROM ORDINARY ACTIVITIES..........................       (171.2)  (52.1)   (103.0)  (285.4)
Income tax expense relating to ordinary activities..............   5    (22.4)  (10.3)    (20.4)   (37.3)
                                                                       ------  ------  --------  -------
Profit/(loss) from ordinary activities after related income tax
  expense.......................................................       (193.6)  (62.4)   (123.4)  (322.7)
Net profit/(loss) attributable to outside equity interests......         24.2   (15.8)    (31.2)    40.4
                                                                       ------  ------  --------  -------
Net profit/(loss) attributable to members of the
  parent entity.................................................       (169.4)  (78.2)   (154.6)  (282.3)
                                                                       ------  ------  --------  -------
Increase/(decrease) in foreign currency translation reserve
  arising on translation of self-sustaining foreign
  operations....................................................  23     10.2    14.4      28.3     17.0
                                                                       ------  ------  --------  -------
Total revenue, expense and valuation adjustments attributable to
  members of the parent entity recognised directly in equity....         10.2    14.4      28.3     17.0
                                                                       ------  ------  --------  -------
Total changes in equity other than those resulting from
  transactions with owners as owners............................       (159.2)  (63.8)   (126.3)  (265.3)
                                                                       ------  ------  --------  -------
Earnings per share
  -Basic (cents per share)......................................  22     (9.7)   (4.3)     (8.6)   (16.2)
                                                                       ------  ------  --------  -------

                         The above Statements of Financial Performance should be read in conjunction with the accompanying notes.

                            NORMANDY MINING LIMITED

                        STATEMENTS OF FINANCIAL POSITION
                                 AS AT 30 JUNE

                                                           CONVENIENCE
                                                           TRANSLATION
                                                          CONSOLIDATED      CONSOLIDATED
                                                        ----------------  ----------------
                                                  NOTES  2000     2001     2001     2000
                                                  ----- -------  -------  -------  -------
                                                         US$M     US$M     A$M      A$M
CURRENT ASSETS
Cash assets......................................   7     147.2    174.7    344.8    245.4
Receivables......................................   8      74.4     62.6    123.7    124.0
Inventories......................................   9      77.8     85.9    169.5    129.6
Other financial assets...........................  12      29.8     10.8     21.3     49.6
Other............................................  17      74.1     71.2    140.6    123.5
                                                        -------  -------  -------  -------
TOTAL CURRENT ASSETS.............................         403.3    405.2    799.9    672.1
                                                        -------  -------  -------  -------
NON-CURRENT ASSETS
Receivables......................................   8      16.4      5.7     11.2     27.3
Tax assets.......................................  10      51.8     51.8    102.3     86.4
Investments accounted for using the equity method  11     268.1    123.6    244.0    446.8
Other financial assets...........................  12     163.0     71.4    141.0    271.7
Development properties...........................  13     186.4    253.0    499.5    310.7
Exploration and evaluation expenditure...........  14     105.1     76.8    151.7    175.1
Property, plant and equipment....................  15     842.2    886.6  1,750.0  1,403.6
Intangible assets................................  16      28.5     22.4     44.2     47.5
Other............................................  17     111.0     52.2    102.7    185.0
                                                        -------  -------  -------  -------
TOTAL NON-CURRENT ASSETS.........................       1,772.5  1,543.5  3,046.6  2,954.1
                                                        -------  -------  -------  -------
TOTAL ASSETS.....................................       2,175.8  1,948.7  3,846.5  3,626.2
                                                        -------  -------  -------  -------
CURRENT LIABILITIES
Payables.........................................          97.4    126.5    249.8    162.4
Interest bearing liabilities.....................  18      66.7     57.8    114.0    111.1
Provisions.......................................  19     133.5    109.9    216.8    222.4
Tax liabilities..................................  20      16.4     11.0     21.8     27.4
                                                        -------  -------  -------  -------
TOTAL CURRENT LIABILITIES........................         314.0    305.2    602.4    523.3
                                                        -------  -------  -------  -------
NON-CURRENT LIABILITIES
Interest bearing liabilities.....................  18     863.2    598.7  1,181.8  1,438.6
Provisions.......................................  19     241.0    136.2    268.9    401.7
Tax liabilities..................................  20     113.6    129.2    255.0    189.3
Other............................................  21      52.4     71.1    140.4     87.3
                                                        -------  -------  -------  -------
TOTAL NON-CURRENT LIABILITIES....................       1,270.2    935.2  1,846.1  2,116.9
                                                        -------  -------  -------  -------
TOTAL LIABILITIES................................       1,584.2  1,240.4  2,448.5  2,640.2
                                                        -------  -------  -------  -------
NET ASSETS.......................................         591.6    708.3  1,398.0    986.0
                                                        -------  -------  -------  -------
EQUITY
Contributed equity...............................  22     693.3    807.5  1,593.9  1,155.5
Reserves.........................................  23      27.0     36.2     71.4     45.0
Retained profits/(accumulated losses)............  23    (151.1)  (220.2)  (434.8)  (251.9)
                                                        -------  -------  -------  -------
EQUITY ATTRIBUTABLE TO MEMBERS OF NORMANDY MINING
  LIMITED........................................         569.2    623.5  1,230.5    948.6
Outside equity interests in controlled entities..  24      22.4     84.8    167.5     37.4
                                                        -------  -------  -------  -------
TOTAL EQUITY.....................................  25     591.6    708.3  1,398.0    986.0
                                                        =======  =======  =======  =======

                         The above Statements of Financial Position should be read with the accompanying notes.

                            NORMANDY MINING LIMITED

                           STATEMENTS OF CASH FLOWS
                          FOR THE YEAR ENDED 30 JUNE

                                                                  CONVENIENCE
                                                                  TRANSLATION
                                                                 CONSOLIDATED      CONSOLIDATED
                                                                --------------  ------------------
                                                         NOTES   2000    2001     2001      2000
                                                         -----  ------  ------  --------  --------
                                                                 US$M    US$M     A$M       A$M
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from sales.....................................         781.6   798.7   1,576.6   1,302.7
Payments to suppliers and employees.....................        (630.6) (601.3) (1,186.9) (1,051.0)
Interest received.......................................          16.6    11.4      22.5      27.7
Dividends received......................................          11.6    21.6      42.6      19.3
Other receipts..........................................           8.2      --        --      13.6
Income tax paid.........................................         (18.9)  (19.7)    (38.9)    (31.5)
Interest and other costs of finance paid................         (38.9)  (47.5)    (93.8)    (64.9)
                                                                ------  ------  --------  --------
NET CASH INFLOW FROM OPERATING ACTIVITIES...............  26(d)  129.6   163.2     322.1     215.9
                                                                ------  ------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment..............         (78.5)  (67.7)   (133.6)   (130.9)
Interest capitalised on qualifying assets...............          (9.4)   (6.5)    (12.9)    (15.7)
Payments for development projects.......................         (61.1)  (44.5)    (87.8)   (101.9)
Payments for exploration and evaluation.................         (35.2)  (31.8)    (62.8)    (58.6)
Payments for investments................................         (15.9)   (4.7)     (9.3)    (26.4)
Proceeds from sale of non-current assets................          23.4    13.6      26.9      39.0
Proceeds from sale of investments.......................          38.2    66.0     130.3      63.7
Repayment of loans by other entities....................           0.1    57.2     113.0       0.1
Loans to other entities.................................         (21.8)   (2.1)     (4.1)    (36.4)
Businesses acquired.....................................  26(e)   28.0    24.5      48.3      46.4
Businesses disposed.....................................  26(f)   63.5    36.4      71.8     105.9
                                                                ------  ------  --------  --------
NET CASH INFLOW/(OUTFLOW) FROM INVESTING ACTIVITIES.....         (68.7)   40.4      79.8    (114.8)
                                                                ------  ------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings................................        (388.7) (329.1)   (649.7)   (647.8)
Proceeds from borrowings................................         254.5   175.9     347.3     424.1
Dividends paid to outside equity interests in controlled
  entities..............................................          (7.1)  (10.6)    (20.9)    (11.9)
Dividends paid..........................................   6     (40.9)  (37.6)    (74.3)    (68.1)
Proceeds from issue of shares...........................            --    47.5      93.8        --
                                                                ------  ------  --------  --------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES..............        (182.2) (153.9)   (303.8)   (303.7)
                                                                ------  ------  --------  --------
Net increase/(decrease) in cash.........................        (121.3)   49.7      98.1    (202.6)
Cash at the beginning of the financial year.............         263.9   124.3     245.4     439.9
Effect of changes in the exchange rate on cash held in
  foreign currencies at the beginning of the financial
  year..................................................           4.8     0.7       1.3       8.1
                                                                ------  ------  --------  --------
Cash at end of financial year...........................  26(a)  147.4   174.7     344.8     245.4
                                                                ======  ======  ========  ========

                         The above Statements of Cash Flows should be read in conjunction with the accompanying notes.

                            NORMANDY MINING LIMITED

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30 JUNE 2001

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   This general purpose financial report has been prepared in accordance with applicable Accounting Standards, Urgent Issues Group Consensus Views and the Corporations Act 2001. It is prepared in accordance with the historical cost convention, except for certain assets which are noted as at valuation. The accounting policies adopted are consistent with those of the previous year.

   The directors have elected under section 334(5) of the Corporations Act 2001 to apply Accounting Standards AASB 1041 "Revaluation of Non-Current Assets" for this financial year, even though the standard is not required to be applied until annual reporting periods beginning on or after 30 September 2001.

  (A) PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements are presented as one set of financial statements and include all entities which comprise the Normandy Mining Limited consolidated entity, being the parent entity and its controlled entities. There are no controlled entities in the consolidated entity other than those listed in Note 28. The effects of all transactions between entities within the consolidated entity are eliminated in full.

  (B) FOREIGN CURRENCIES

   Transactions denominated in foreign currencies have been brought to account at the exchange rates ruling at the time of the transactions. At balance date, foreign currency receivables and payables are translated at exchange rates ruling at that date.

   Exchange gains and losses and hedging costs arising on contracts entered into as hedges of specific revenue or expense transactions are deferred until the date of such transactions at which time they are included in the determination of such revenues or expenses.

   Assets and liabilities of self-sustaining overseas controlled entities are translated at exchange rates ruling at balance date and any exchange gain or loss arising on translation is carried directly to a foreign currency translation reserve.

   When anticipated purchase or sale transactions have been hedged, actual purchases or sales which occur during the hedged period are accounted for as having been hedged until the amounts of those transactions are fully allocated against the hedged amounts.

   Where a hedge transaction is terminated early and the anticipated transaction is still expected to occur as designated, the deferred gains and losses that arose on the hedge prior to its termination continue to be deferred and are included in the measurement of the purchase or sale or interest transaction when it occurs. Where a hedge transaction is terminated early because the anticipated transaction is no longer expected to occur as designated, deferred gains and losses that arose on the hedge prior to its termination are included in the statement of financial performance for the period.

  (C) REVENUE

   Gold bullion is taken up as a sale in the period during which it is shipped from the mine, provided it is either sold or delivered to a gold refinery within the normal time span. Bullion delivered against forward sales contracts is accounted for at the contract rate. Base metal concentrate sales are recognised at estimated sales value when

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

shipped and adjusted for variations in metal prices, assay, weight and currency. Other sales are taken up when title has passed.

   Gold bullion held at year end is valued at the contract rates for those hedges it is expected to be delivered into. Base metal concentrate debtors are valued at the relevant forward contract US dollar rate.

   Royalty revenue is recognised on an accrual basis in accordance with the substance of the relevant agreement.

   Gains or costs arising upon entry into a hedging transaction intended to hedge the sale of goods, together with subsequent exchange gains or losses resulting from those transactions, are deferred up to the date of sale and included in the measurement of the sale.

   If the hedging transaction is terminated prior to its maturity date and the hedged transaction is still expected to occur, deferral of any gains and losses which arose prior to termination continues and those gains and losses are included in the measurement of the hedged transaction.

   In those circumstances where a hedging transaction is terminated prior to maturity because the hedged transaction is no longer expected to occur, any previously deferred gains and losses are recognised in the statements of financial performance at the date of termination.

   If a hedge transaction relating to a commitment for the sale of goods or services is redesignated as a hedge of another specific commitment and the original transaction is still expected to occur, the gains and losses that arise on the hedge prior to its redesignation are deferred and included in the measurement of the original sale when it takes place. If the hedge transaction is redesignated as a hedge of another commitment because the original sale transaction is no longer expected to occur, the gains and losses that arise on the hedge prior to its redesignation are recognised in the statements of financial performance at the date of the redesignation.

  (D) RECEIVABLES

   Receivables are recorded at amounts due less any provision for doubtful debts.

  (E) DERIVATIVES

   Derivative financial instruments are not recognised in the financial statements on inception. The costs associated with entering hedge transactions in respect of commodity sales together with gains or losses to the date of sale are deferred and included in the measurement of the final sale price. Additional information in respect of hedging is set out in Note 32.

   The amount received or paid under interest rate swaps is recognised as an adjustment to interest rate expense when the cash flow takes place.

  (F) INCOME TAX

   Income tax has been brought to account using the liability method of tax effect accounting. No provision has been made for any taxes on capital gains which could arise in the event of a sale of certain revalued non-current assets for the amount at which they are stated in the financial statements as it is not expected that any such liability will crystallise.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (G) GOODWILL

   Goodwill is measured as the excess of the cost of acquisition over the fair value of the identifiable net assets acquired. Amortisation is provided on a straight line basis over the period during which the benefits are expected to arise based on life of mine or over a period of twenty years whichever is the lesser.

  (H) INVENTORIES

   Inventories, apart from gold bullion, are valued at the lower of cost and net realisable value. Costs are assigned to inventories on hand by the method most appropriate to each class of inventory with the majority being valued on an average cost basis. Costs of production include fixed and variable direct costs and an appropriate portion of fixed overhead expenditure, depreciation and mine amortisation.

  (I) OTHER FINANCIAL ASSETS

   The consolidated entity's interests in companies are carried at the lower of cost and recoverable amount. Dividend income is recognised in profits when received, except for associated entities which are accounted for using the equity method. Loans to other corporations are recorded at amounts due less any provisions for doubtful loans.

  (J) JOINT VENTURES

   (i) Joint venture operation

   The proportionate interests in the assets, liabilities and expenses of a joint venture operation have been incorporated in the financial statements under the appropriate headings. Details of the joint venture are set out in
Note 29.

   (ii) Joint venture entities

   The consolidated entity's interest in the assets and liabilities of joint venture entities are accounted for using the equity method. Additional information is provided in Note 30.

  (K) EXPLORATION AND EVALUATION EXPENDITURE

   Exploration and evaluation expenditure incurred by the consolidated entity is accumulated for each area of interest and recorded as an asset, if either:

      (i) it is expected to be recouped through successful development of and production from the area, or by its sale; or

      (ii) significant exploration or evaluation of the area is continuing.

   The expenditure incurred in areas of interest located around existing milling facilities is provided for over the life of the milling facilities. Expenditure on all other areas of interest is expensed for as the expenditure is incurred other than for exploration assets acquired, which are initially recorded at cost.

   The recoverable amount of each area of interest is determined on a bi-annual basis so that the net carrying amount does not exceed the recoverable amount. For areas of interest which are not considered to have any commercial value, or where exploration rights are no longer current, the capitalised amounts are written off against the provision and any remaining amounts are charged against profit.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (L) DEVELOPMENT PROPERTIES

   Where it has been established to the satisfaction of Directors that ore reserves or mineral resources exist, development expenditure is accumulated as development properties. No amortisation is provided in respect of development properties until they are reclassified as mine properties following commencement of production.

  (M) DEPRECIATION AND AMORTISATION

   Mine properties are amortised on a units of production basis once production has commenced. Property, plant and equipment is depreciated using a units of production basis or a straight line basis over the useful life of the asset. The units of production method causes rates of depreciation and amortisation to vary according to the rate at which production has depleted the estimated future mineable reserves of the respective mines.

  (N) PREPAID/DEFERRED MINING COSTS

   Direct expenditure on surface mining is brought to account at the life of mine ratio of ore to waste for each pit. A prepayment or provision is booked whenever the stripping ratio for a period differs from the mine plan.

   Costs incurred in developing drives in underground mines which are expected to be used for periods shorter than the mine life are apportioned over the life of the mine using a ratio of development meters to tonnes of ore reserve. A prepayment or provision is booked whenever the metres developed for a period differs from the mine life ratio.

  (O) RECOVERABLE AMOUNT OF NON-CURRENT ASSETS

   Each reporting period, the recoverable amount of all non-current assets is assessed.

   Where the carrying amount of a non-current asset is greater than its recoverable amount, the asset is revalued down to its recoverable amount. Where net cash inflows are derived from a group of assets working together, such as at a mining operation, recoverable amount is determined on the basis of the relevant group of assets.

   The expected net cash flows included in determining recoverable amounts of non-current assets are discounted to their present values using a market-determined, risk-adjusted discount rate. The effect of capital gains tax has not been taken into account.

  (P) MINE COMPLETION COSTS

   Provision is made for estimated rehabilitation expenditure, decommissioning and closure costs using the incremental method on a units of production basis over the life of the mine from the time production commences. Future total mine completion costs are estimated annually on an undiscounted basis taking into account all current environmental and legal requirements and are adjusted on a prospective basis.

   Rehabilitation costs recognised include regrading of waste dumps, revegetation and erosion and drainage control, in order to allow for relinquishment of mining titles with no ongoing maintenance costs. Closure costs recognised include employee redundancy payments and costs incurred in auctioning remaining spares and

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

consumables. Rehabilitation costs associated with exploration and evaluation activities are treated as exploration and evaluation expenditure.

  (Q) EMPLOYEE ENTITLEMENTS

   Provision is made for all know obligations in respect of employees. Annual leave, long service leave and vested sick leave are provided at the current rate of pay as per the relevant awards and employee contracts. Provisions for long service leave commence at the anniversary of three years of service, with further amounts being provided as the entitlement grows beyond three years. It is expected that the resultant provision for long service leave will approximate the present value of the estimated future cash outflows associated with long service leave.

   Additional information in respect of employee entitlements including ownership based remuneration schemes is provided in Note 36.

  (R) ACCOUNTS PAYABLE

   Trade payables and other accounts payable are recognised when the economic entity becomes obliged to make future payments resulting from the purchase of goods and services.

  (S) ACQUISITION OF ASSETS

   Assets acquired are recorded at the cost of acquisition, being the purchase consideration determined as at the date of acquisition plus costs incidental to the acquisition. In the event that settlement of all or part of the cash consideration given in the acquisition of an asset is deferred, the fair value of the purchase consideration is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

  (T) BORROWING COSTS

   Borrowing costs are expensed as incurred except where they relate to the financing of projects under construction where they are capitalised up to the date of commissioning or sale.

  (U) INTEREST BEARING LIABILITIES

   Interest expense is recognised on an effective yield basis. Debentures, bank loans and other loans are recorded at an amount equal to the net proceeds received. Interest expense is recognised on an accrual basis. Ancillary costs incurred in connection with the arrangement of borrowings are deferred and amortised over the period of borrowing.

  (V) UNITED STATES DOLLAR CONVERSIONS

   This financial report has been prepared using Australian dollars. For the convenience of readers outside Australia the statements of financial performance, statements of financial position and statements of cash flows have been converted from A$ to US$ but remain prepared under Australian Generally Accepted Accounting Practices.

   These conversions appear under columns headed "Convenience Translation" and represented rounded millions of US dollars.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   The conversion has been made using the noon-buying rate in New York City for cable transfers in non-US currencies. This rate is certified for custom purposes by the Federal Reserve Bank of New York. The rate on 30 June 2001 was A$1.00 to US$0.51 (2000: A$1.00 to US$0.60). These conversions are indicative only and do not mean that the A$ amounts could be converted to US$ at the rate indicated.

  (W) ROUNDING AMOUNTS

   The Company is of the kind referred to in Class Order 98/100 dated 10 July 1998 issued by the Australian Securities and Investment Commission. In accordance with that Class Order amounts in this report and the financial report have been rounded to the nearest one hundred thousand dollars, except where rounding to the nearest one thousand dollars is required.

  (X) COMPARATIVE AMOUNTS

   The Company has adopted the presentation and disclosure requirements of Accounting Standards AASB 1018 "Statement of Financial Performance", AASB 1034 "Financial Report Presentation and Disclosure" and AASB 1040 "Statement of Financial Position" for the first time in the preparation of this financial report. In accordance with the requirements of these new/revised Standards, comparative amounts have been reclassified in order to comply with the new presentation format. The reclassification of comparative amounts has not resulted in a change to the aggregate amounts of current assets, non-current assets, current liabilities, non-current liabilities or equity, or the net profit/loss of the company as reported in the prior year financial report.

2 REVENUE

                                                                CONSOLIDATED
                                                               ---------------
                                                                2001    2000
                                                               ------- -------
                                                                A$M     A$M
REVENUE FROM OPERATING ACTIVITIES
Gold.......................................................... 1,251.9   936.0
Metals........................................................   257.7   288.6
Other.........................................................    34.1    99.0
                                                               ------- -------
                                                               1,543.7 1,323.6
                                                               ------- -------
INTEREST REVENUE
Other parties.................................................    27.8    21.7
Related parties...............................................     0.4     3.5
                                                               ------- -------
                                                                  28.2    25.2
                                                               ------- -------
REVENUE FROM NON-OPERATING ACTIVITIES
Proceeds on sale of investments...............................   130.3   173.4
Proceeds on sale of property, plant and equipment.............    22.6    39.6
Insurance claims proceeds receivable..........................    12.9     1.5
Other.........................................................    17.8    20.1
                                                               ------- -------
                                                                 183.6   234.6
                                                               ------- -------
                                                               1,755.5 1,583.4
                                                               ======= =======

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


3 OPERATING PROFIT

Profit/(loss) from ordinary activities before income tax includes the following specific net gains and expenses:

                                                               CONSOLIDATED
                                                             ----------------
                                                              2001     2000
                                                             -------  -------
                                                              A$M      A$M
NET GAINS
Net gains on disposal of:
   Property, plant & equipment..............................    20.5      4.1
Deferred hedge gain amortisation............................    92.6     91.4
EXPENSES
Amortisation
   Mine properties..........................................   169.4     57.9
   Goodwill.................................................     3.6      6.5
   Other....................................................      --      1.7
Depreciation
   Land and buildings.......................................     2.2      0.5
   Plant and equipment......................................   111.7     74.1
                                                             -------  -------
Total depreciation and amortisation(i)......................   286.9    140.7
                                                             -------  -------
Royalties...................................................    27.6     14.9
Borrowing costs
   Interest and finance charges.............................   124.9     82.4
   Less amount capitalised--qualifying assets...............   (12.9)   (15.7)
                                                             -------  -------
Borrowing costs expensed....................................   112.0     66.7
Addition to/(reductions in) provisions for
   Directors' entitlements..................................     1.5      1.3
   Employee entitlements....................................    13.7     (1.7)
   Mine completion costs....................................     1.4     17.3
   Doubtful debts...........................................    (0.7)   (15.0)
   Other....................................................     2.2      8.0


AUDITORS' REMUNERATION
                                                               A$       A$
                                                             -------  -------
Audit Services
   Auditors of the company.................................. 869,000  748,000
   Other auditors........................................... 425,000  659,000
Other Services
   Auditors of the company.................................. 854,000  382,000
   Other auditors...........................................   2,000   52,000
                                                             =======  =======

--------
(i) Amortisation and depreciation rates were recalculated during the year to reflect the increase in mineable reserves. The effect has been to reduce these expenses by A$12.9 million (2000: a reduction of A$27 million).

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


4 INDIVIDUALLY SIGNIFICANT ITEMS

                                                                                      CONSOLIDATED
                                                                                     --------------
                                                                                      2001    2000
                                                                                     ------  ------
                                                                                      A$M     A$M
INCLUDED IN OPERATING PROFIT ARE THE FOLLOWING ITEMS:
Profit on sale of investments.......................................................   14.3    36.6
Net write off of non-current assets to recoverable amount
   --development properties......................................................... (170.0)  (96.0)
   --mine properties................................................................  (30.0)     --
   --investments....................................................................  (20.0)     --
Exploration expenses................................................................
   --previously capitalised expenditure.............................................  (31.0)     --
Purchase consideration expensed.....................................................     --  (359.0)
Equity share of writedowns of associates............................................     --   (60.3)
                                                                                     ------  ------
                                                                                     (251.0) (515.3)
INCLUDED IN OUTSIDE EQUITY INTEREST IS THE FOLLOWING SIGNIFICANT ITEM:
Recognition/(write-down) of outside equity interest in Kasese Cobalt Company Limited  (38.0)   58.0
                                                                                     ------  ------
                                                                                     (274.7)  420.7
                                                                                     ======  ======

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


5 INCOME TAX

                                                                                            CONSOLIDATED
                                                                                           --------------
                                                                                            2001    2000
                                                                                           ------  ------
                                                                                            A$M     A$M
THE INCOME TAX EXPENSES/(BENEFIT) FOR THE FINANCIAL YEAR DIFFERS FROM THE AMOUNT
CALCULATED ON THE PROFIT/(LOSS). THE DIFFERENCES ARE RECONCILED AS FOLLOWS:
Operating profit/(loss) before income tax................................................. (103.0) (285.4)
                                                                                           ------  ------
Prima facie income tax expense calculated at applicable tax rate on the profit/(loss) from ordinary activities.....................................................................  (35.0) (102.7)
TAX EFFECT OF PERMANENT DIFFERENCES
Non-deductible depreciation and amortisation..............................................    1.5     3.2
Adjustment to carrying value of assets....................................................   78.5    34.6
Purchase consideration expensed...........................................................     --   129.2
Equity accounted results..................................................................     --    14.5
Research and development and investment allowance.........................................   (0.6)   (0.9)
Capital losses recouped...................................................................  (37.7)  (45.8)
Non-assessable revenue items..............................................................   (3.6)  (11.9)
Non-deductible exploration................................................................    0.6     0.2
Other non-deductible items................................................................    2.1     5.8
                                                                                           ------  ------
Income tax adjusted for permanent differences.............................................    5.8    26.2
Tax effect of timing differences not previously recognised................................   (4.2)   30.5
Change in company tax rates from 1 July 2000..............................................   (1.0)   (8.5)
Benefit of prior year losses recouped.....................................................   (1.4)     --
Losses not recognised as future income tax benefits.......................................   28.4     2.4
                                                                                           ------  ------
                                                                                             27.6    50.6
Over provision in previous years..........................................................   (7.2)  (13.3)
                                                                                           ------  ------
Income tax expense attributable to operating profit/(loss)................................   20.4    37.3
                                                                                           ======  ======

ADJUSTMENT TO DEFERRED INCOME TAX BALANCES

   Legislation reducing the Australian company income tax rate from 36% to 34% in respect of the 2000-2001 income tax year and then to 30% from the 2001-2002 income tax year was announced on 21 September 1999 and received Royal Assent on 10 December 1999. As a consequence, deferred tax balances which are expected to reverse in the 2000-2001 or a later income tax year have been remeasured using the appropriate new rates, depending on the timing of their reversal.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


6 DIVIDENDS

                                                                                                    CONSOLIDATED
                                                                                                   --------------
                                                                                                    2001    2000
                                                                                                   -----   -----
                                                                                                    A$M     A$M
Ordinary shares
   Interim dividend paid (2.5 cents per share) (2000: 2.5 cents per share)
   Franked at 36 percent.........................................................................     --    18.3
   Franked at 34 percent.........................................................................   19.4      --
   Unfranked.....................................................................................   24.7    25.2
                                                                                                   -----   -----
                                                                                                    44.1    43.5
                                                                                                   -----   -----
Final dividend declared (nil) (2000: 3.5 cents per share)                                             --
   Franked at 34 percent.........................................................................     --    27.0
   Unfranked.....................................................................................     --    34.3
                                                                                                   -----   -----
                                                                                                      --    61.3
                                                                                                   -----   -----
Total dividends provided for or paid (2.5 cents per share) (2000: 6.0 cents per share)............  44.1   104.8
Over Provision arising from shareholders electing to take shares in lieu of cash dividends under the parent entity's Share Investment Plan....................................................... (13.9)  (10.8)
                                                                                                   -----   -----
                                                                                                    30.2    94.0
                                                                                                   -----   -----
Dividends satisfied by the issue of shares under the Dividend Reinvestment and Share Investment
  Plans...........................................................................................  17.1    35.5
Dividends paid in cash............................................................................  74.3    68.1
                                                                                                   -----   -----
                                                                                                    91.4   103.6
                                                                                                   -----   -----
FRANKED DIVIDENDS
The franked portion of the dividends proposed as at 30 June 2001 will be franked out of existing franking credits or out of franking credits arising from the payment of income tax in the year ending 30 June 2002.

Franking credits available for subsequent financial years at 30% (2000: 34%)......................  23.4    11.9
                                                                                                   =====   =====

   The above amounts represent the balance of the franking account as at the end of the financial year, adjusted for:

      (a) franking credits that will arise from the payment of the current tax liability

      (b) franking debits that will arise from the payment of dividends recognised as a liability at the reporting date

      (c) franking credits that will arise from the receipt of dividends recognised as receivables at the reporting date

      (d) franking credits that may be prevented from being distributed in subsequent financial years

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


7 CASH ASSETS

                                                                  CONSOLIDATED
                                                                  ------------
                                                                   2001  2000
                                                                  -----  -----
                                                                   A$M   A$M
Cash............................................................. 239.4  152.7
Bank bills.......................................................  65.8   69.4
Gold bullion.....................................................  39.6   23.3
                                                                  -----  -----
                                                                  344.8  245.4
                                                                  =====  =====

8 RECEIVABLES

CURRENT
Trade debtors...................................................  35.7   28.7
Provision for doubtful debts....................................  (0.2)    --
                                                                 -----  -----
                                                                  35.5   28.7
Bank guarantee deposits.........................................    --   15.9
   Other debtors................................................  86.8   80.3
   Provision for doubtful debts.................................  (0.7)  (0.9)
                                                                 -----  -----
                                                                  86.1   79.4
Amounts owing by associated entities............................   2.1     --
                                                                 -----  -----
                                                                 123.7  124.0
                                                                 =====  =====
NON-CURRENT
Amounts owing by associated entities............................   0.5   24.8
Provision for doubtful debts....................................    --  (21.9)
                                                                 -----  -----
                                                                   0.5    2.9
Other debtors...................................................  11.2   30.0
Provision for doubtful debts....................................  (0.5)  (5.6)
                                                                 -----  -----
                                                                  10.7   24.4
                                                                 -----  -----
                                                                  11.2   27.3
                                                                 =====  =====

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


9 INVENTORIES

                                                                  CONSOLIDATED
                                                                  ------------
                                                                   2001  2000
                                                                  -----  -----
                                                                   A$M   A$M
CURRENT
Stores at cost...................................................  46.5   34.6
Work in progress
   --gold ore stocks at cost.....................................  28.4   54.0
   --gold ore stocks at net realizable value.....................  47.1    1.9
   --base metals at cost.........................................    --    1.2
   --gold in circuit at cost.....................................  28.4   17.9
                                                                  -----  -----
                                                                  103.9   75.0
Finished goods
   --base metals concentrate at cost.............................  14.3    2.9
   --base metals concentrate at net realizable value.............   3.9   13.1
   --other finished goods at cost................................   0.9    4.0
                                                                  -----  -----
                                                                   19.1   20.0
                                                                  -----  -----
                                                                  169.5  129.6
                                                                  =====  =====

10 TAX ASSETS

                                                                  CONSOLIDATED
                                                                  ------------
                                                                   2001  2000
                                                                  -----  ----
                                                                   A$M   A$M
NON-CURRENT
FUTURE INCOME TAX BENEFIT
Attributable to carry forward tax losses.........................  67.8  59.6
Attributable to timing differences...............................  34.5  26.8
                                                                  -----  ----
                                                                  102.3  86.4
                                                                  =====  ====

UNBOOKED FUTURE INCOME TAX BENEFITS

   The consolidated entity has future income tax benefits not brought to account as assets in respect of tax losses of A$168.2 million as at 30 June 2001 (2000: A$82.5 million).

   The potential future income tax benefit will only be realised if:

      (i) the consolidated entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the losses and deductions to be realised;

      (ii) the consolidated entity continues to comply with the conditions for deductibility imposed by the law; and

      (iii) no changes in tax legislation adversely affect the consolidated entity in realising the benefit from the deductions for the losses.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


11 INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

                                                                CONSOLIDATED
                                                                ------------
                                                                 2001  2000
                                                                -----  -----
                                                                 A$M   A$M
NON-CURRENT
Associated entities (listed) note 31...........................    --   76.4
Joint venture entities (unlisted) note 30...................... 244.0  370.4
                                                                -----  -----
                                                                244.0  446.8
                                                                =====  =====

12 OTHER FINANCIAL ASSETS

CURRENT
Loans to associated entities...................................    --   49.6
Loans to other corporations....................................  31.9     --
Provision for doubtful debts................................... (10.6)    --
                                                                -----  -----
                                                                 21.3   49.6
                                                                -----  -----
NON-CURRENT
Listed shares at recoverable amount............................   6.3   52.0
Unlisted shares at recoverable amount..........................  21.0   19.3
Loans to other corporations.................................... 115.1  148.7
Provision for doubtful debts...................................  (1.4)  (5.0)
                                                                -----  -----
                                                                113.7  143.7
                                                                -----  -----
Loans to associated entities...................................    --   56.7
                                                                -----  -----
                                                                141.0  271.7
                                                                =====  =====

13 DEVELOPMENT PROPERTIES

   RECONCILIATION OF THE CARRYING AMOUNTS OF DEVELOPMENT PROPERTIES AT THE BEGINNING AND END OF THE CURRENT AND PREVIOUS FINANCIAL YEAR ARE SET OUT BELOW:

                                                                     CONSOLIDATED
                                                                    --------------
                                                                     2001    2000
                                                                    ------  ------
                                                                     A$M     A$M
Balance brought forward............................................  310.7   287.0
Expenditure incurred during the year including capitalised interest  100.7    62.6
Acquisitions.......................................................  230.7    30.4
Transferred from exploration and evaluation........................     --    28.4
Expenditure written off during the year............................ (169.2) (104.0)
Foreign exchange movements.........................................   26.6     6.3
                                                                    ------  ------
Balance carried forward............................................  499.5   310.7
                                                                    ======  ======

   Projects in the development phase include Kasese, Stanwell Magnesium Project, Perama and Yamfo Sefwi.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


ASSETS PLEDGED AS SECURITY

   Refer to note 18 for information on assets pledged as security by the parent entity or its controlled entities.

14 EXPLORATION AND EVALUATION EXPENDITURE

   RECONCILIATION OF THE CARRYING AMOUNTS OF EXPLORATION AND EVALUATION EXPENDITURE AT THE BEGINNING AND END OF THE CURRENT AND PREVIOUS FINANCIAL YEAR ARE SET OUT BELOW:

                                                                 CONSOLIDATED
                                                                 ------------
                                                                 2001   2000
                                                                 -----  -----
                                                                 A$M    A$M
Balance brought forward..................................... (i) 175.1  189.7
Expenditure incurred during the year............................  62.8   58.5
Expenditure written off during the year......................... (89.1) (46.6)
Transferred to development properties...........................    --  (28.4)
Transferred to mine properties..................................  (6.2)  (3.2)
Acquisitions and disposals......................................   3.2   (0.7)
Foreign exchange movements......................................   5.9    5.8
                                                                 -----  -----
Balance carried forward......................................... 151.7  175.1
                                                                 =====  =====

--------
(i) A reclassification from property, plant and equipment to capitalised exploration and evaluation expenditure of A$46.1 million has been made to more accurately reflect the nature of the projects. This has resulted in a change in the disclosure of the comparative information

15 PROPERTY, PLANT AND EQUIPMENT

                                                        CONSOLIDATED
                            -----------------------------------------------------------------------
                                           2001                                   2000
                            --------------------------------      ---------------------------------
                            Gross      Accumulated      Net        Gross      Accumulated      Net
                           value of   depreciation/   value of    value of   depreciation/   value of
                            assets     amorisation     assets      assets     amorisation     assets
                              A$M          A$M          A$M          A$M          A$M          A$M
Land and buildings at cost.   119.2        (51.8)       67.4         57.1        (27.3)        29.8
Mine properties at cost (i) 1,843.9       (729.6)    1,114.3      1,499.1       (587.7)       911.4
Plant and equipment at cost 1,026.7       (486.3)      540.4        850.3       (426.8)       423.5
Capital work in progress...    27.9           --        27.9         38.9           --         38.9
                            -------     --------     -------      -------     --------      -------
                            3,017.7     (1,267.7)    1,750.0      2,445.4     (1,041.8)     1,403.6
                            =======     ========     =======      =======     ========      =======

--------
(i) A reclassification from property, plant and equipment to capitalised exploration and evaluation expenditure of A$46.1 million has been made to more accurately reflect the nature of the projects. This has resulted in a change in the disclosure of the comparative information

   The majority of the land and buildings relate to the mining operations and the Directors consider that the best indicator of their current value is their book value. These assets are being depreciated over the life of the mine to which they relate, in accordance with the accounting policy stated in Note 1
(m). These land and buildings form an integral part of producing assets and have no significant value beyond the life of the mine. It is considered that the current value of non-mining land and buildings as at 30 June 2001 approximates book value.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


ASSETS PLEDGED AS SECURITY

   Refer to note 18 for information on assets pledged as security by the parent entity or its controlled entities.

RECONCILIATIONS

   Reconciliations of the carrying amounts of each class of property, plant and equipment at the beginning and end of the current and previous financial year are set out below:

                                                                                                CAPITAL
                                                                 LAND AND     MINE    PLANT AND WORK IN
                                                                 BUILDINGS PROPERTIES EQUIPMENT PROGRESS  TOTAL
                                                                 --------- ---------- --------- -------- -------
                                                                    A$M       A$M        A$M      A$M      A$M
CONSOLIDATED 2001
Carrying amount at start of year................................   29.8       911.4     423.5     38.9   1,403.6
   Additions....................................................   16.5        55.1      56.5      5.5     133.6
   Disposals....................................................   (0.8)       (9.5)     (6.4)      --     (16.7)
Additions through acquisitions of entities.... (note 26(e)).....   23.0       337.8     160.7       --     521.5
Depreciation/amortisation expense................. (note 3).....   (2.2)     (169.4)   (111.7)      --    (283.3)
Transfer from exploration and evaluation........................     --         6.2        --       --       6.2
Transfer of capital work in progress............................    1.0         3.1      12.4    (16.5)       --
Recoverable amount write-off of mine properties.................     --       (30.0)       --       --     (30.0)
Foreign currency exchange differences...........................    0.1         9.6       5.4       --      15.1
                                                                   ----     -------    ------    -----   -------
Carrying amount at end of year..................................   67.4     1,114.3     540.4     27.9   1,750.0
                                                                   ====     =======    ======    =====   =======

16 INTANGIBLE ASSETS

                                                                                                     CONSOLIDATED
                                                                                                     ------------
                                                                                                     2001   2000
                                                                                                     -----  -----
                                                                                                     A$M    A$M
Goodwill at cost....................................................................................  93.8   94.2
Accumulated amortisation............................................................................ (49.6) (46.7)
                                                                                                     -----  -----
                                                                                                      44.2   47.5
                                                                                                     =====  =====

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


17 OTHER ASSETS

                                                                 CONSOLIDATED
                                                                 ------------
                                                                  2001  2000
                                                                 -----  -----
                                                                  A$M   A$M
CURRENT
Prepaid mining costs............................................ 111.2   58.9
Prepaid hedging fees............................................  15.1    5.2
Other prepaid expenses..........................................   8.9    7.9
Other assets....................................................   5.4     --
Assets held for resale..........................................    --   51.5
                                                                 -----  -----
                                                                 140.6  123.5
                                                                 =====  =====
NON-CURRENT
Prepaid mining costs............................................  25.7   94.7
Deferred expenses...............................................  25.9   12.0
Prepaid hedging fees............................................  13.5   20.5
Prepaid interest................................................    --   10.2
Redesignated hedge gains........................................  37.6   37.6
Other...........................................................    --   10.0
                                                                 -----  -----
                                                                 102.7  185.0
                                                                 =====  =====

18 INTEREST BEARING LIABILITIES

                                                                  CONSOLIDATED
                                                                 ---------------
                                                                  2001    2000
                                                                 ------- -------
                                                                  A$M     A$M
CURRENT
UNSECURED
Bank loans(i)...................................................      --    11.0
Amounts owing to other parties..................................     6.0    10.1
                                                                 ------- -------
SECURED                                                              6.0    21.1
Bank loans(iii).................................................   108.0    90.0
                                                                 ------- -------
                                                                   114.0   111.1
                                                                 ======= =======
NON-CURRENT
UNSECURED
Bank loans(i)...................................................   200.1   170.0
US dollar guaranteed notes(ii)..................................   875.7   875.9
Amounts owing to other parties..................................     2.8    22.3
                                                                 ------- -------
                                                                 1,078.6 1,068.2
                                                                 ======= =======
SECURED
Bank loans(iii).................................................   103.2   370.4
                                                                 ------- -------
                                                                 1,181.8 1,438.6
                                                                 ======= =======

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   Details of the financing facilities of the consolidated entity are as follows:

                                         AVAILABLE AT   USED AT     UNUSED AT
                                         BALANCE DATE BALANCE DATE BALANCE DATE
                                         ------------ ------------ ------------
                                          2001  2000   2001  2000   2001  2000
                                         -----  ----- -----  ----- -----  -----
                                          A$M   A$M    A$M   A$M    A$M   A$M
 Unsecured bank loans(i)................ 685.0  710.0 200.1  181.0 484.9  529.0
 Secured bank loans(iii)................ 211.2  460.4 211.2  460.4    --     --

--------
(i)   Unsecured bank loans

      Normandy Group Finance Ltd, a wholly owned entity, has an A$650 million committed revolving multi-option facility with a syndicate of banks established in November 1997. The facility consists of three tranches. Tranche 1 and Tranche 2 are available to a maximum of A$370 million and mature in November 2001. Tranche 3 is a term facility available to a maximum of A$280 million and matures in November 2003. All tranches are at an interest rate dependent on the currency drawn plus a margin of 0.60 percent. Interest is paid at the end of each interest period nominated by the borrower, to a maximum of 180 days. As at 30 June 2001, Tranche 1 and Tranche 2 were undrawn (2000: A$60 million) and the amount drawn down under Tranche 3 was A$200 million (2000: A$110 million).

      Normandy NFM Limited, a controlled entity, had a A$25 million committed revolving multi-option facility which matured in August 2001. As at 30 June 2001, this facility was undrawn (2000: A$11 million drawn). Interest was paid at an interest rate dependent on the currency drawn plus a margin of 0.7 percent at the end of each interest period nominated by the borrower, to a maximum of 180 days.

      Normandy NFM Limited has a committed short term A$10 million overdraft facility, which at 30 June 2001 was undrawn (2000: undrawn)

(ii)  US dollar denominated debt

      In July 1998, Normandy Finance Limited ("NFL") issued US$100 million of seven year 7.5 percent and US$150 million of ten year 7.625 percent guaranteed notes. Interest on the notes is paid semi-annually in arrears. Certain financial instruments were entered into whereby NFL has agreed to exchange the US dollar fixed interest amounts payable on the seven and ten year notes, with the 90 day Australian dollar bank bill rate plus a margin of 1.70 percent and 1.76 percent respectively. The US$250 million has been recorded at A$403.2 million (2000: A$403.2 million) reflecting the future exchange rate of the hedge transaction.

      In April 1998, Normandy Yandal Operations Limited (formerly Great Central Mines Limited) issued US$300 million of ten year 8.875 percent senior unsecured notes. Interest on the notes is paid semi-annually in arrears. Certain financial instruments were entered into whereby Normandy Yandal Operations Limited has agreed to exchange US dollar fixed interest amounts payable with gold interest rate exposure. Of the total, US$183.6 million has been swapped into a gold interest rate exposure, of which half is fixed at 3.87% and half is floating. The floating rate at 30 June 2001 was 2.07% (2000: 1.49%).

(iii) Secured bank loans

      A controlled entity has a loan facility in respect of the Ovacik mine for US$40.0 million, established in December 1996, subsequently refinanced in May 1998 and in April 2000. As at 30 June 2001, the facility was fully drawn (2000: fully drawn), has an interest rate of LIBOR plus 1.0 percent and matures in December 2001.

      A controlled entity has project financing facilities in respect of the Kasese project totalling US$50.7 million and are at varying interest rates dependent upon the term of each facility (2000: US$58.2 million) from a number of parties. These facilities were fully drawn in the current and prior years.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

   A controlled entity has project financing facilities in respect of the QMAG project totalling A$38.6 million (2000: nil) from a number of parties. At 30 June 2001 these facilities were fully drawn and are at varying interest rates dependent upon the term of each facility.

   In the prior year a controlled entity, Yandal Gold Holdings Pty Ltd. had a fully-drawn secured term debt facility amounting to A$285 million. The facility was repaid and cancelled during the year.

(iv) Assets pledged as security

   The carrying amounts of assets pledged as security are:

                                                                 CONSOLIDATED
                                                                 ------------
                                                                  2001  2000
                                                                 -----  -----
                                                                  A$M   A$M
FIRST MORTGAGE
Development properties..........................................  83.5  239.1
FLOATING CHARGE
Cash assets.....................................................   5.1    4.3
Receivables--current............................................   5.6    6.2
Receivables--non-current........................................   4.9    5.3
Other assets....................................................  12.5    7.8
                                                                 -----  -----
Total assets pledged as security................................ 111.6  262.7
                                                                 =====  =====

19 PROVISIONS

CURRENT
Deferred hedge gain............................................. 102.2 100.7
Directors' entitlements.........................................   3.9   2.4
Dividends.......................................................    --  61.3
Employee entitlements...........................................  31.7  18.3
Mine completion costs...........................................  54.7  32.1
Other...........................................................  24.3   7.6
                                                                 ----- -----
                                                                 216.8 222.4
                                                                 ===== =====
NON-CURRENT
Deferred hedge gain............................................. 151.1 242.0
Deferred mining costs...........................................    --  17.3
Employee entitlements...........................................  12.5   9.7
Mine completion costs...........................................  81.8 110.2
Deferred income.................................................    --   9.2
Other...........................................................  23.5  13.3
                                                                 ----- -----
                                                                 268.9 401.7
                                                                 ===== =====

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


20 TAX LIABILITIES

                                                                   CONSOLIDATED
                                                                   ------------
                                                                    2001  2000
                                                                   -----  -----
                                                                    A$M   A$M
CURRENT
Income tax payable................................................  21.8   27.4
                                                                   -----  -----
NON-CURRENT
Deferred income tax liability..................................... 255.0  189.3
                                                                   =====  =====

21 OTHER LIABILITIES

 NON-CURRENT
 Deferred exploration liability.....................................  72.2 81.3
 Unearned income....................................................  39.2   --
 Deferred royalty liability.........................................  28.7   --
 Other..............................................................   0.3  6.0
                                                                     ----- ----
                                                                     140.4 87.3
                                                                     ===== ====

22 CONTRIBUTED EQUITY

                                                                 PARENT ENTITY
                                                                ---------------
                                                                 2001    2000
                                                                ------- -------
                                                                 A$M     A$M
2,231,293,599 (2000: 1,751,558,731)
  Ordinary shares fully paid................................... 1,593.9 1,155.5
                                                                ======= =======

During the year the following changes to share capital occurred:

                                                    NUMBER OF
                                                     SHARES      2001    2000
                                                  ------------- ------- -------
                                                                 A$M     A$M
Balance at beginning of financial year........... 1,751,558,731 1,155.5 1,130.3
Exercise of unlisted options--1:1.101 basis......         8,998      --      --
Issue of shares(ii)..............................   446,100,000   419.8      --
Employee share investment plan issue.............     1,453,350     1.6     0.5
Dividend Reinvestment Plan issue(iii)............    17,439,957    17.0    24.7
Share Investment Plan issue(iii).................    14,732,563      --      --
                                                  ------------- ------- -------
Balance at end of financial year................. 2,231,293,599 1,593.9 1,155.5
                                                  ============= ======= =======

ORDINARY SHARES

   Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the company in proportion to the number of and amounts paid on the shares held. On a show of hands every holder of ordinary shares present at a meeting in person or by proxy, is entitled to one vote and upon a poll each share is entitled to one vote.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

--------
(i)   Listed Options
      At 30 June 2001 there were no listed options on issue. At 30 June 2000 there were 248,537,609 listed options on issue. These were exercisable at A$2.50 per option on any business day during the months of January, April, July and October each year. These options expired on 30 April 2001.

(ii)  Issue of Shares
      On 31 May 2001 446.1 million shares were issued to a nominee for Franco-Nevada Mining Corporation Limited and its subsidiary for various assets and cash.

(iii) Share Investment and Dividend Reinvestment Plans
      Under the parent entity's dividend alternatives, holders of ordinary shares may elect to have all or part of their dividend entitlements satisfied by the issue of new fully paid ordinary shares rather than by being paid in cash.

                                                          MILLIONS OF SHARES
                                                          ------------------
                                                            2001      2000
                                                           -------  -------
Weighted average number of ordinary shares used in the
  calculation of basic EPS............................... 1,806.1   1,738.5
                                                           =======  =======

   Diluted earnings per share are not materially different from basic earnings per share and therefore are not disclosed.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


23 RESERVES AND RETAINED PROFITS

                                                               CONSOLIDATED
                                                              --------------
                                                               2001      2000
                                                              ------    ------
                                                               A$M       A$M
  (A) RESERVES
Asset revaluation reserve....................................     --       1.9
Foreign currency translation reserve.........................   71.4      43.1
                                                              ------    ------
                                                                71.4      45.0
                                                              ======    ======
MOVEMENT IN RESERVES
ASSET REVALUATION RESERVE
Balance at beginning of financial year.......................    1.9       1.9
Transfer to accumulated losses...............................   (1.9)       --
                                                              ------    ------
Balance at end of financial year.............................     --       1.9
                                                              ======    ======
Foreign currency translation reserve
Balance at beginning of financial year.......................   43.1      26.1
Net exchange difference on translation of overseas
  controlled entities........................................   28.3      17.0
                                                              ------    ------
Balance at end of financial year.............................   71.4      43.1
                                                              ======    ======

  (B) RETAINED PROFITS/(ACCUMULATED LOSSES)
Retained profits/(accumulated losses) at the beginning of
  the financial year......................................... (251.9)    124.4
Transfer from asset revaluation reserve......................    1.9        --
Net profit/(loss) attributable to members of Normandy
  Mining Limited............................................. (154.6)   (282.3)
Dividends provided for or paid (note 6)......................  (30.2)    (94.0)
                                                              ------    ------
Retained profits/(accumulated losses) at the end of the
  financial year............................................. (434.8)   (251.9)
                                                              ======    ======

  (C) NATURE AND PROFIT OF RESERVES

(i) Asset Revaluation Reserve
    The asset revaluation reserve was used to record increments and decrements on the revaluation of non-current assets.

(ii) Foreign Currency Translation Reserve
    Exchange differences arising on translation of self-sustaining overseas controlled entities are taken to the foreign currency translation reserve, as described in accounting policy note 1(b).

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


24 OUTSIDE EQUITY INTERESTS

                                                                 CONSOLIDATED
                                                                 ------------
                                                                 2001   2000
                                                                 -----  -----
                                                                 A$M    A$M
Share capital................................................... 173.5   30.4
Accumulated losses.............................................. (72.8) (31.2)
Other reserves..................................................  66.8   38.2
                                                                 -----  -----
                                                                 167.5   37.4
                                                                 =====  =====

25 EQUITY

 Total equity at the beginning of the financial year........   986.0  1,373.1
 Total changes in equity recognised in the Statement of
   Financial Performance....................................  (126.3)  (265.3)
 Contributions of equity net of transaction costs...........   438.4     25.2
 Dividends provided for or paid.............................   (30.2)   (94.0)
 Total changes in outside equity interest...................   130.1    (53.0)
                                                             -------  -------
 Total equity at the end of the financial year.............. 1,398.0    986.0
                                                             =======  =======

26 NOTES TO STATEMENTS OF CASH FLOWS

  (A) RECONCILIATION OF CASH

   For the purpose of the statement of cash flows, cash includes cash on hand, investments in money market instruments and gold bullion on hand net of outstanding bank overdrafts. Cash at the end of the financial year, as shown in the statement of cash flows, is reconciled to the related items in the statements of financial positions as follows:

Cash............................................................ 239.5 152.7
Bank bills......................................................  65.8  69.4
Gold bullion....................................................  39.5  23.3
                                                                 ----- -----
                                                                 344.8 245.4
                                                                 ===== =====

  (B) FINANCING FACILITIES

   Refer to Note 18 for details of the credit standby arrangements and loan facilities available to the consolidated entity.

  (C) NON-CASH FINANCING AND INVESTING ACTIVITIES

   During the year the consolidated entity entered into a transaction with Franco-Nevada Mining Corporation Limited, under which the consolidated entity issued 446.1 million new ordinary shares to a nominee for Franco-Nevada Mining Corporation Limited and its subsidiary and received US$48 million (A$94 million) cash, as well as controlling interests in Normandy Midas Operations Inc and Little River Pty Ltd. The consolidated entity's investments in BRGM Perou and Mine Or were sold in exchange for cash and shares in Newmont Mining Corporation and Compania de Minas Beunaventura (Beunaventura) totalling A$106 million, the Newmont Mining

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


Corporation shares were subsequently traded on-market. The consolidated entity's investments in and loans to Australian Magnesium Investments in exchange for Australian Magnesium Corporation Limited shares valued at A$112 million. During the previous year the Big Bell gold operations were sold to New Hampton Goldfields Limited, with A$11.0 million proceeds received in the form of ordinary shares in New Hampton Goldfields Limited. In June 2000, A$40.9 million of the acquisition of 100% of Normandy Yandal Operations Limited from Edensor Nominees Pty Ltd was financed by the conversion of a loan to Edensor into shares in Normandy Yandal Operations Limited.

  (D) RECONCILIATION OF NET CASH INFLOW FROM OPERATING ACTIVITIES TO OPERATING PROFIT/(LOSS) AFTER INCOME TAX

                                                                                          CONSOLIDATED
                                                                                         --------------
                                                                                          2001    2000
                                                                                         ------  ------
                                                                                          A$M     A$M
Operating profit/(loss) after income tax................................................ (123.4) (322.7)
Bad and doubtful debts expense..........................................................    8.5     0.3
Depreciation and amortisation...........................................................  286.9   140.7
Exploration and evaluation written off..................................................   89.1    46.6
Unrealised foreign exchange gain/(loss).................................................     --    (0.4)
Share of equity accounted (profit)/loss.................................................    4.8    40.2
Dividends received from associates......................................................   42.6    19.3
Amortisation of deferred hedge gain.....................................................  (92.6)  (91.4)
(Gain)/loss on loan forgiveness.........................................................     --     2.8
Profit on sale of investments...........................................................  (14.6)   (2.0)
Profit on sale of other non-current assets..............................................  (21.1)  (43.4)
Profit on refinancing of gold loans.....................................................     --    (1.5)
Write down in carrying value of assets..................................................  220.0   521.0
Loss on sale of investments.............................................................     --     0.3
Changes in net assets and liabilities, net of effects from businesses acquired/disposed:
(Increase)/decrease in receivables......................................................   (6.2)   21.6
(Increase)/decrease in inventories......................................................  (41.0)   15.3
(Increase)/decrease in future income tax benefit........................................  (15.9)   (7.6)
(Increase)/decrease in other operating assets...........................................    4.9   (39.8)
Increase/(decrease) in trade creditors..................................................   (9.5)  (44.4)
Increase/(decrease) in provision for income tax.........................................   (5.6)    7.4
Increase/(decrease) in provision for deferred income tax................................    2.0    (5.3)
Increase/(decrease) in other provisions.................................................    9.0   (41.1)
Increase/(decrease) in other operating liabilities......................................  (15.8)     --
                                                                                         ------  ------
Net cash inflow from operating activities...............................................  322.1   215.9
                                                                                         ======  ======

  (E) BUSINESSES ACQUIRED

   The consolidated entity entered into a transaction with Franco-Nevada Mining Corporation Limited, under which the consolidated entity received controlling interests in Normandy Midas Operations Inc and Little River Pty Ltd. The Normandy Group acquired a controlling interest in the Australian Magnesium Corporation group.

   During the previous year Normandy Yandal Operations Limited (formerly Great Central Mines Limited) and it controlled entities, and Yandal Gold Holdings Pty Ltd and its controlled entity were consolidated into the consolidated entity for the first time.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   Details of the acquisition are as follows:

                                                                  CONSOLIDATED
                                                                 --------------
                                                                  2001    2000
                                                                 ------  ------
                                                                  A$M     A$M
CONSIDERATION
Cash assets.....................................................    1.1    18.7
Shares Issued...................................................  333.2      --
Conversion of loan receivable...................................   49.7    40.9
Deferred exploration liability..................................     --    83.2
                                                                 ------  ------
Total...........................................................  384.0   142.8
                                                                 ======  ======
FAIR VALUE OF NET ASSETS ACQUIRED
Current assets
   Cash.........................................................   49.4    65.1
   Receivables..................................................   12.6    18.6
   Inventories..................................................    7.4    19.8
   Other........................................................    1.7     3.1
Non-current assets
   Mine properties, plant and equipment.........................  521.5   563.9
   Development properties.......................................  229.1   110.4
   Other........................................................    6.0    61.8
Current liabilities
   Trade creditors..............................................  (39.5)  (72.0)
   Provisions...................................................  (14.8)     --
   Other........................................................   (1.9)     --
Non-current liabilities
   Interest bearing liabilities.................................  (48.7) (834.5)
   Provisions...................................................  (77.8)  (61.5)
   Other........................................................  (70.1)   (1.4)
                                                                 ------  ------
Net assets acquired.............................................  574.9  (126.7)
Outside equity interest share of business acquired.............. (125.0)     --
Prior investment................................................  (65.9)  (89.5)
Purchase consideration expensed(i)..............................     --   359.0
                                                                 ------  ------
Consideration...................................................  384.0   142.8
                                                                 ======  ======
CASH (INFLOW)/OUTFLOW FOR ACQUISITION
Cash consideration..............................................    1.1    18.7
Less: cash balances acquired....................................  (49.4)  (65.1)
                                                                 ------  ------
Net (inflow)/outflow of cash....................................  (48.3)  (46.4)
                                                                 ======  ======

--------
(i) This represents the purchase consideration greater than the fair value of the identifiable net assets acquired and, as the amount does not represent goodwill, it has been expensed.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (F) BUSINESSES DISPOSED

   During the year, the consolidated entity disposed of its investments in Australian Magnesium Investments in exchange for Australian Magnesium Corporation Limited shares, and its investments in and loans to Larvik Pigment (Asia Pacific) Sdn Bhd, Larvik (Australia) Limited, Larvik Pigment (Norway) AS. During the previous year the consolidated entity disposed of its Big Bell gold operations, its 50% interest in Australian Magnesium Investments Pty Ltd and its interests in various industrial minerals businesses.

   Details of the disposals are as follows:

                                                                 CONSOLIDATED
                                                                 ------------
                                                                 2001   2000
                                                                 -----  -----
                                                                 A$M    A$M
CONSIDERATION
Cash assets.....................................................  71.8  114.6
Shares..........................................................    --   11.0
Deferred settlement receivable..................................    --    4.7
                                                                 -----  -----
Total...........................................................  71.8  130.3
                                                                 =====  =====
BOOK VALUE OF ASSETS AND LIABILITIES DISPOSED
Current assets
   Cash assets..................................................    --    8.7
   Receivables..................................................    --   19.2
   Inventories..................................................   0.6   34.6
   Assets held for re-sale......................................  57.2     --
Non-current assets
   Investments..................................................    --    0.2
   Property, plant and equipment................................   7.5   60.7
   Other........................................................   7.2   33.7
Current liabilities
   Trade creditors..............................................    --   (6.6)
   Provisions...................................................    --  (20.7)
Non-current liabilities
   Interest bearing liabilities................................. (16.0)    --
   Provisions...................................................    --   (6.9)
                                                                 -----  -----
   Net assets disposed..........................................  56.5  122.9
   Deferred costs on disposal...................................   0.5     --
   Net profit on disposal.......................................  14.8    7.4
                                                                 -----  -----
Consideration...................................................  71.8  130.3
                                                                 =====  =====
Cash inflow/(outflow) from disposal
Cash consideration..............................................  71.8  114.6
Less: cash balances disposed....................................    --   (8.7)
                                                                 -----  -----
Net inflow of cash..............................................  71.8  105.9
                                                                 =====  =====

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (G) CASH NOT AVAILABLE

      A balance of US$20.0 million (2000: US$20.0 million) is being held as security in respect of a project loan facility of a controlled entity.

27 SEGMENT INFORMATION

   Details of industry segments are as follows:

                               SALES REVENUE      ASSETS      SEGMENT PROFIT
                              --------------- --------------- --------------
                               2001    2000    2001    2000    2001    2000
                              ------- ------- ------- ------- ------  ------
                               A$M     A$M     A$M     A$M     A$M     A$M
Gold......................... 1,252.0   936.0 2,577.4 2,445.9  224.9  (149.4)
Base metals..................   191.0   178.1   159.0   529.8 (166.3)  (19.4)
Industrial minerals..........    69.6   179.7   394.7   101.0   (8.2)   43.0
Exploration..................      --      --   151.7   129.0  (89.1)  (46.6)
                              ------- ------- ------- ------- ------  ------
                              1,512.6 1,293.8 3,282.8 3,205.7  (38.7) (172.4)
Unallocated..................    31.1    29.8   563.7   420.5 (115.9) (109.9)
                              ------- ------- ------- ------- ------  ------
Consolidated total........... 1,543.7 1,323.6 3,846.5 3,626.2 (154.6) (282.3)
                              ======= ======= ======= ======= ======  ======

   The major products/services from which the above segments derive revenue are:

              INDUSTRY SEGMENTS              PRODUCTS/SERVICES

              Gold                           Gold and silver
              Base Metals                    Zinc, copper and lead
              Industrial Minerals            Industrial minerals
              Exploration                    Exploration

   Inter-segment pricing is determined on an arm's-length basis.

GEOGRAPHICAL SEGMENTS

   The consolidated entity operates predominantly in Australia. More than 90% of revenue and profit from ordinary activities relate to operations in Australia.

DETAILS OF GEOGRAPHICAL SEGMENTS ARE AS FOLLOWS:

                               SALES REVENUE      ASSETS      SEGMENT PROFIT
                              --------------- --------------- --------------
                               2001    2000    2001    2000    2001    2000
                              ------- ------- ------- ------- ------  ------
                               A$M     A$M     A$M     A$M     A$M     A$M
Australia/New Zealand........ 1,467.2 1,232.9 2,796.7 2,651.4   98.2  (213.6)
Africa.......................    21.2    20.3   105.9   246.7 (194.1)  (34.7)
North America................    18.7      --   558.4    75.2  (17.0)     --
South America................      --      --   176.5   288.9    7.2     2.0
Other........................    36.6    70.4   209.0   364.0  (48.9)  (36.0)
                              ------- ------- ------- ------- ------  ------
Consolidated total........... 1,543.7 1,323.6 3,846.5 3,626.2 (154.6) (282.3)
                              ======= ======= ======= ======= ======  ======

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


28 CONTROLLED ENTITIES

   Details of controlled entities are shown below. For entities where the parent entity has less than 50 percent ownership, control is determined though the capacity to dominate decision making in relation to the financial and operating policies of the entity.

                                                           COUNTRY OF
ENTITY                                               INCORPORATION/FORMATION
------                                               -----------------------
Normandy Mining Limited.............................          Aust

WHOLLY OWNED ENTITIES OF NORMANDY MINING LIMITED
ACM (New Zealand) Ltd...............................           NZ
ACM Exploration Pty Ltd(b)..........................          Aust
ACM Gold Pty Ltd(b).................................          Aust
ACM Mines Pty Ltd(b)................................          Aust
Armada Resources Pty Ltd(b).........................          Aust
Ausdev Investments Pty Ltd(b).......................          Aust
Australian Consolidated Minerals Pty Ltd............          Aust
Australian Gold Alliance Pty Ltd(b),(c),(d).........          Aust
Australian Metals Corporation Pty Limited(b),(d),(e)          Aust
Autin Investments BV(b).............................       Netherlands
Aztec Finance Pty Ltd(b)............................          Aust
Aztec Mining Company Limited(b).....................          Aust
Aztec Nominees Pty Ltd(b)...........................          Aust
Bardini Pty Ltd(b)..................................          Aust
Big Bell Mines Pty Ltd(b),(f).......................          Aust
Blackhill Minerals Ltd..............................           NZ
Clave Pty Ltd(b)....................................          Aust
Clynton Court Pty Ltd(b),(e)........................          Aust
Commercial Minerals Beteiligungs-gesellschaft mbH(b)         Germany
Dafrico (Overseas) Limited(b).......................         Cyprus
Eagle Mining Pty Ltd(b),(e).........................          Aust
Gatro Cl............................................       Ivory Coast
GMK Finance Pty Ltd.................................          Aust
GMK Investments Pty Ltd.............................          Aust
GoldenGrove Group Investment Holding Pty Ltd(b).....          Aust
GoldenGrove Group Investment Unit Trust.............          Aust
Great Central Holdings Pty Ltd(b),(e)...............          Aust
Great Central Investments Pty Ltd(b),(e)............          Aust
Grillo Zincoli GmbH(b)..............................         Germany
Hampton Areas Australia Pty Ltd(b)..................          Aust
Hampton Jubilee Pty Ltd(b)..........................          Aust
HTA Pty Ltd(b),(d)..................................          Aust
Hunter Resources Pty Limited(b),(e).................          Aust
Kalgoorlie Lake View Pty Ltd........................          Aust
LaSource Developpement SAS..........................         France
Lachlan Zinc Pty Ltd(b).............................          Aust

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

                                                              COUNTRY OF
ENTITY                                                  INCORPORATION/FORMATION
------                                                  -----------------------
Linfast Pty Ltd(b).....................................          Aust
Little River (Resources) Pty Ltd(b),(d)................          Aust
Macapa Pty Ltd(b)......................................          Aust
Martha Hill Gold Mines Limited(b)......................           NZ
Matlock Castellano Pty Ltd(b),(e)......................          Aust
Matlock Descanso Pty Ltd(b),(e)........................          Aust
Matlock Mining Pty Ltd(b),(e)..........................          Aust
Metal Traders Australasia Pty Ltd(b)...................          Aust
Metals Exploration Pacific Pty Ltd(b)..................          Aust
Millmerran Coal Pty Ltd(b).............................          Aust
Minera Normandy Argentina SA...........................        Argentina
Minera Normandy Chile Limitada.........................          Chile
Murchison Zinc Pty Ltd.................................          Aust
National Shareholder Services Pty Ltd(b)...............          Aust
NGF Limited............................................        Cayman Is
Nicron Resources (US) Pty Ltd(b).......................          Aust
NIM Australia Pty Ltd(b)...............................          Aust
NIM Overseas Pty Ltd(b)................................          Aust
Norkal Pty Ltd.........................................          Aust
Normandie Service SAS..................................         France
Normandy ACM Management Pty Ltd(b).....................          Aust
Normandy ACM Pty Ltd. .................................          Aust
Normandy Americas Holdings Limited.....................         Canada
Normandy Anglo Asian Pty Ltd(d),(b)....................          Aust
Normandy Anglo Pte Ltd(d)..............................        Singapore
Normandy Asia Pty Ltd(b)...............................          Aust
Normandy Asia (Philippines) Inc........................       Philippines
Normandy Boddington Holdings Pty Ltd...................          Aust
Normandy Boddington Investments Pty Ltd................          Aust
Normandy Boddington Pty Ltd............................          Aust
Normandy Capital Group Pty Ltd(b)......................          Aust
Normandy Carrington Pty Ltd(b).........................          Aust
Normandy Cayman Hold Co Inc............................        Cayman Is
Normandy Central Pty Ltd(b)............................          Aust
Normandy Chile Holdings................................        Cayman Is
Normandy Company (Malaysia) Sdn Bhd....................        Malaysia
Normandy Consolidated Gold Holdings Pty Ltd............          Aust
Normandy Exploration Pty Ltd(b)........................          Aust
Normandy Finance Limited...............................          Aust
Normandy French Holdings SAS...........................         France
Normandy GMK Holdings Pty Ltd..........................          Aust
Normandy Gold Exploration Pty Ltd(b)...................          Aust
Normandy Gold Holdings Pty Ltd(b)......................          Aust
Normandy Gold Investments Pty Ltd(b)...................          Aust

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

                                                              COUNTRY OF
ENTITY                                                  INCORPORATION/FORMATION
------                                                  -----------------------
Normandy Gold Management Pty Ltd(b)....................          Aust
Normandy Gold Marketing & Finance Pty Ltd(b),(c).......          Aust
Normandy Gold Services Pty Ltd(b)......................          Aust
Normandy Gold Treasury Pty Ltd.........................          Aust
Normandy Golden Grove Operations Pty Ltd...............          Aust
Normandy Group Finance Limited.........................          Aust
Normandy Group Gold Pty Ltd(b).........................          Aust
Normandy Group Searches Pty Ltd(b).....................          Aust
Normandy Group Trading Pty Ltd(b)......................          Aust
Normandy GRPL Pty Ltd(b)...............................          Aust
Normandy Holdings BV...................................       Netherlands
Normandy Insurance Pte Ltd.............................        Singapore
Normandy International Exploration Pty Ltd(b)..........          Aust
Normandy International Group BV........................       Netherlands
Normandy International Holdings Pty Ltd................          Aust
Normandy Investments BV................................       Netherlands
Normandy Kaltails Pty Ltd(b)...........................          Aust
Normandy Latin America Holdings Inc....................        Cayman Is
Normandy Latin America Inc.............................         Canada
Normandy LaSource Kazakstan BV.........................       Netherlands
Normandy LaSource SA...................................         France
Normandy Lore Pty Ltd(b)...............................          Aust
Normandy Madencilik AS(c)..............................         Turkey
Normandy Metals Pty Ltd................................          Aust
Normandy Midas Operations Inc(d).......................           USA
Normandy Mildite Pty Ltd(b)............................          Aust
Normandy Minerals Pty Ltd(b)...........................          Aust
Normandy Mining Finance Pty Ltd........................          Aust
Normandy Mining Holdings Pty Ltd.......................          Aust
Normandy Mining Investments Pty Ltd(b).................          Aust
Normandy Mining Kazakstan Pty Ltd(b)...................          Aust
Normandy Mining Services (Canada) Inc..................         Canada
Normandy Mining Services Pty Ltd.......................          Aust
Normandy Mt Keith Pty Ltd(b)...........................          Aust
Normandy NGL Holdings Pty Ltd..........................          Aust
Normandy US Inc(d).....................................           USA
Normandy Overseas Holding Company Sdn Bhd..............        Malaysia
Normandy Pacific Energy Pty Ltd(b).....................          Aust
Normandy Pacific Pty Ltd(b)............................          Aust
Normandy Pajingo Pty Ltd...............................          Aust
Normandy Pastoral Pty Ltd(b)...........................          Aust
Normandy Pipelines Finance Pty Ltd(b)..................          Aust
Normandy Pipelines Pty Ltd(b)..........................          Aust
Normandy Power Pty Ltd.................................          Aust
Normandy PT Pty Ltd(b).................................          Aust

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

                                                              COUNTRY OF
ENTITY                                                  INCORPORATION/FORMATION
------                                                  -----------------------
Normandy Resources Ltd(b)..............................           UK
Normandy Shelf (No. 3) Pty Ltd(b),(d)..................          Aust
Normandy Spain Holdings SL(b)..........................          Spain
Normandy Treasury Pty Ltd(b)...........................          Aust
Normandy Wiluna Gold Pty Ltd(b),(e)....................          Aust
Normandy Wiluna Metals Pty Ltd(b),(e)..................          Aust
Normandy Wiluna Mines Pty Ltd(b),(e)...................          Aust
Normandy Woodcutters Pty Ltd(b)........................          Aust
Normandy Wownaminya Pty Ltd............................          Aust
Normandy Yandal Operations Limited(e)..................          Aust
North Kalgurli Mines Pty Ltd...........................          Aust
NP Kalgoorlie Pty Ltd..................................          Aust
Oberon Oil Pty Ltd(b)..................................          Aust
Orelia Pty Ltd(b)......................................          Aust
Pacific Minerals & Metals Pty Ltd(b),(f)...............          Aust
Pacific-Nevada Mining Pty Ltd(b),(d)...................          Aust
Pan Ocean Finance Pty Ltd(b),(f).......................          Aust
Pan Ocean Resources Pty Ltd(b).........................          Aust
Paringa Mining and Exploration Company Limited.........           UK
Perpleks Pty Ltd (b)...................................          Aust
Petrocarb Exploration Pty Ltd(b).......................          Aust
Phillip Creek Pastoral Co Pty Ltd(b)...................          Aust
Posor Pty Ltd(b).......................................          Aust
Posdale Pty Ltd(b).....................................          Aust
PT Normandy Indonesia..................................        Indonesia
Quotidian No. 117 Pty Ltd(b)(e)........................          Aust
Ranas Bruks AB.........................................         Sweden
Sanworth Pty Ltd(b)....................................          Aust
Sater Pty Ltd(b).......................................          Aust
Sharevest Pty Ltd(b)...................................          Aust
Shenreef Pty Ltd(b)....................................          Aust
Tennant Creek Pastoral Co Pty Ltd(b)...................          Aust
Utal Pty Ltd(b)........................................          Aust
Waihi Gold Mining Company Ltd..........................           NZ
Welcome Gold Mines Ltd.................................           NZ
Wirralie Gold Mines Pty Ltd.(b)........................          Aust
Yandal Gold Pty Ltd....................................          Aust
Yandal Gold Holdings Pty Ltd...........................          Aust
Martha Holdings Limited................................           NZ

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

                                                              COUNTRY OF
ENTITY                                                  INCORPORATION/FORMATION
------                                                  -----------------------
Waihi Financing Limited................................           NZ
Waihi Resources Limited................................           NZ
Waihi Mines Limited....................................           NZ



                                                                    OWNERSHIP%
                                                   COUNTY OF        -----------
PARTLY OWNED* ENTITY                        INCORPORATION/FORMATION 2001  2000
--------------------                        ----------------------- ----- -----
Australian Magnesium Corporation(d)........          Aust            62.4  36.9
  Australian Magnesium Investments Pty Ltd.          Aust           100.0 100.0
  Australian Magnesium Operations Pty Ltd..          Aust            95.0  95.0
  Enviromag (Marketing) Pty Ltd............          Aust           100.0 100.0
  MG Magnesium Pty Ltd.....................          Aust            95.0  95.0
  NIM Magmetal Pty Limited.................          Aust           100.0 100.0
  Penhale Investments Pty Ltd..............          Aust           100.0 100.0
  QMC Biotechnology Pty Ltd................          Aust            90.0  90.0
  QMC (Enviromag) Pty Ltd..................          Aust           100.0 100.0
  QMC Finance Pty Ltd......................          Aust           100.0 100.0
  QMC (Flamemag) Pty Ltd...................          Aust           100.0 100.0
  QMC Investments Pty Ltd..................          Aust           100.0 100.0
  QMC (Kunwarara) Pty Ltd..................          Aust           100.0 100.0
  QMC Refmag Pty Ltd.......................          Aust           100.0 100.0
  QMC Refmag (Financing) Pty Ltd...........          Aust           100.0 100.0
  Queensland Magnesia Pty Ltd..............          Aust           100.0 100.0
  Queensland Magnesia (Marketing) Pty Ltd..          Aust           100.0 100.0
  Stanwell Finance Pty Ltd.................          Aust           100.0 100.0
Banff Resources Ltd........................         Canada           85.6  85.6
  Kasese Cobalt Company Limited............         Uganda           63.0  63.0
Companie Minera LJB Normandy Peru SA.......          Peru            49.0  49.0
Comstaff Proprietary Limited(b)............          Aust            81.4  81.4
Golden Ridge Resources Ltd.................          Ghana           80.0  80.0
GPS Finance (No2) Pty Ltd(b)...............          Aust            66.7  66.7
GPS Finance Pty Ltd(b).....................          Aust            66.6  66.6
Hampton Australia Limited(a)...............          Aust           100.0 100.0
Kentau Exploration and Mining Co...........        Kazakstan         61.0  61.0
LaSource Bolivia Ltd.......................         Bolivia          99.0  99.0
Martha Mining Limited......................           NZ             33.5  33.5
Mayflower Gold Mines Pty Ltd...............          Aust            80.0  80.0
Minera LaSource Peru SA(a).................          Peru           100.0 100.0
Normandy Ghana Gold Ltd(c).................          Ghana           92.0  92.0
Normandy LaSource Resources Ltd............           UK             99.9  99.9

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


                                                                                 OWNERSHIP %
                                                                COUNTY OF        -----------
ENTITY                                                   INCORPORATION/FORMATION 2001  2000
------                                                   ----------------------- ----- -----
Normandy Mt Leyshon Limited.............................          Aust            76.4  76.4
 Balletto Pty Limited(b)................................          Aust           100.0 100.0
Normandy NFM Limited....................................          Aust            87.5  84.9
NP Finance (No2) Pty Ltd(b).............................          Aust            66.7  66.7
NP Finance Pty Ltd(b)...................................          Aust            66.6  66.6
Sociedade de Exploracao de Recursos Minieros Limitada(a)        Portugal         100.0 100.0
Societe des Mines D'lty.................................       Ivory Coast        51.0  51.0
Thracean Gold Mining....................................         Greece           80.0  80.0

   Ownership interest refers to the ownership interest held by the parent entity as listed immediately above the controlled entity.
--------
(a) Ownership percentage has been rounded up to 100 percent.
(b) These companies are classified as 'small' proprietary companies under the Corporations Act 2001 and, accordingly, are relieved from the requirement to prepare audited financial reports under the Corporations Act 2001.
(c) Entities which underwent a change of name during the year:

Normandy Shelf (No. 1) Pty Ltd to  Normandy Gold Marketing & Finance Pty Ltd
Normandy Shelf (No. 2) Pty Ltd to  Australian Gold Alliance Pty Ltd
Eurogold Madencilik AS         to  Normandy Madencilik AS
Centenary Gold Mining Ltd      to  Normandy Ghana Gold Ltd

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


(d) During the year the economic entity acquired and disposed of the following entities:

                                                                          PROPORTION
                                                      DATE OF             OF SHARES
ENTITY ACQUIRED                                     ACQUISITION    A$M    ACQUIRED %
---------------                                     ----------- --------- ----------
Australian Magnesium Corporation...................   26.7.00      49.7      25.5
  Australian Magnesium Investments Pty Ltd
  Australian Magnesium Operations Pty Ltd
  Enviromag (Marketing) Pty Ltd
  MG Magnesium Pty Ltd
  NIM Magmetal Pty Ltd
  Penhale Investments Pty Ltd
  QMC Biotechnology Pty Ltd
  QMC (Enviromag) Pty Ltd
  QMC Finance Pty Ltd
  QMC (Flamemag) Pty Ltd
  QMC Investments Pty Ltd
  QMC (Kunwarara) Pty Ltd
  QMC Refmag Pty Ltd
  QMC Refmag (Financing) Pty Ltd
  Queensland Magnesia Pty Ltd
  Queensland Magnesia (Marketing) Pty Ltd
  Stanwell Finance Pty Ltd
Little River (Resources) Pty Ltd...................  31.05.01      15.4     100.0
  HTA Pty Ltd
  Pacific-Nevada Mining Pty Ltd
Normandy Shelf (No. 2) Pty Ltd.....................    1.3.01        --     100.0
Normandy Shelf (No. 3) Pty Ltd.....................    1.3.01        --     100.0
Normandy US Inc....................................   31.5.01        --     100.0
Normandy Midas Operations Inc......................   31.5.01     317.8     100.0
Normandy Anglo Asian Pty Ltd.......................   31.3.01        --      50.0
Normandy Anglo Pte Ltd.............................   31.3.01        --      50.0
  Pt Horas Nauli
  PHU Bra Mining Ltd

                                                                PROFIT ON REMAINING
                                                      DATE OF   DISPOSAL   INTEREST
                                                     DISPOSAL      A$M      HELD %
                                                    ----------- --------- ----------
ENTITY DISPOSED
---------------
Hampton Gold Mining Areas Limited..................    1.7.00       3.5        --
Larvik Pigment (Asia Pacific) Sdn Bhd..............   31.1.01        (i)       --
Larvik Pigment (Australia) Limited.................   31.1.01        (i)       --
Larvik Pigment (Norway) AS.........................   31.1.01        (i)       --
Normandy Tennant Creek Pty Ltd.....................    8.6.01       7.5        --

(i) These companies were disposed of for a total profit on sale of A$4.1 million.

(e) These wholly owned controlled entities have entered into a deed of cross guarantee with Normandy Yandal Operations Limited pursuant to ASIC Class Order 98/1418 (as amended) dated 13 August 1998 and are relieved from the Corporations Act 2001 requirements for preparation, audit, and lodgement of financial reports.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   Normandy Yandal Operations Limited and its Controlled Entities represent a 'Closed Group' for the purposes of the Class Order, and as there are no other parties to the Deed of Cross Guarantee that are controlled by Normandy Mining Limited, they also represent the 'Extended Closed Group'.

(f) The entity has been deregistered since 30 June 2001.

29 JOINT VENTURE OPERATIONS

   The consolidated entity's interests in material unincorporated joint venture operations are as follows:

                                                                    % INTEREST
                                                                    ----------
NAME OF JOINT VENTURE OPERATIONS                                    2001  2000
--------------------------------                                    ----  ----
KCGM
-- Fimiston/Paringa Joint Venture.................................. 50.0  50.0
-- Kalgoorlie Mining Associates Joint Venture...................... 50.0  50.0
-- Mt Percy Joint Venture.......................................... 50.0  50.0
Boddington Gold Mine Joint Venture................................. 44.4  44.4
Goldfields Power Joint Venture..................................... 50.0  50.0
Goldfields Power Joint Venture Number Two.......................... 50.0  50.0
Kalgoorlie Tailings Retreatment Project Joint Venture.............. 90.0  90.0
Martha Hill Joint Venture.......................................... 28.4  28.4
Pajingo Joint Venture.............................................. 50.0  50.0

   These joint venture operations are involved in exploration and mining, except for the Goldfields Power Joint Ventures which are involved in the operation of a power station.

   The consolidated entity's interest in assets employed in the joint venture operations and in other exploration joint ventures which individually are not material, are included in the statements of financial position under the following classifications:

                                                                    2001  2000
                                                                    ----- -----
                                                                    A$M   A$M
CURRENT ASSETS
Cash assets........................................................   7.5   6.4
Receivables........................................................  10.5  29.5
Inventories........................................................  67.0  55.7
Other..............................................................  22.5   9.9
                                                                    ----- -----
                                                                    107.5 101.5
                                                                    ----- -----
NON-CURRENT ASSETS
Receivables........................................................   0.7   0.7
Exploration and evaluation expenditure.............................  40.3  40.4
Property, plant and equipment...................................... 277.9 340.7
Other..............................................................  24.8  21.7
                                                                    ----- -----
                                                                    343.7 403.5
                                                                    ----- -----
   TOTAL ASSETS.................................................... 451.2 505.0
                                                                    ===== =====

SHARE OF CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

   The consolidated entity's share of joint venture operations capital expenditure commitments at balance date was A$19.8 million (2000: A$12.8 million) and of contingent liabilities was A$15.8 million (2000: A$15.7 million).

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


30 JOINT VENTURE ENTITIES

   The consolidated entity has a significant non-controlling interest in the following joint venture entities:

                                                            BENEFICIAL INTEREST
                                                            -------------------
NAME OF JOINT VENTURE ENTITY AND PRINCIPAL ACTIVITY           2001      2000
---------------------------------------------------         ----      ----
                                                               %         %
Australian Magnesium Investments Pty Ltd (iii) Investment..   --      50.0
BRGM Perou SAS (ii) Mining Investment......................   --      49.0
Campagnie Miniere Internationale Or SA (ii) Mining
  Investment...............................................   --      49.0
TVX Normandy Americas (Canada) Inc. (i) Gold Mining........ 49.9      49.9
TVX Normandy Americas (Cayman) Inc. (i) Gold Mining........ 49.9      49.9

--------
(i)    Balance date 31 December.
(ii) During the year the consolidated entity disposed of its interest in this entity.
(iii) During the year this entity was consolidated into the consolidated entity for the first time.

   These joint venture entities are involved in exploration and mining.

EQUITY ACCOUNTED INVESTMENT

                                                               CONSOLIDATED
                                                               ------------
                                                               2001   2000
                                                               -----  -----
                                                               A$M    A$M
MOVEMENTS IN CARRYING AMOUNT OF JOINT VENTURE ENTITIES
Carrying amount at the beginning of the financial year........ 370.4  418.5
Share of operating profits/(losses) after income tax..........  (0.6)   7.4
Share of dividend income......................................    --  (19.3)
Pre-acquisition dividends..................................... (42.6)    --
Acquisition of additional interest in joint venture entities..    --    2.1
Disposal of interest in joint venture entities................ (83.2) (38.3)
                                                               -----  -----
Carrying amount at the end of the financial year.............. 244.0  370.4
                                                               =====  =====

SUMMARISED FINANCIAL POSITION OF JOINT VENTURE ENTITIES

SHARE OF ASSETS AND LIABILITIES
Current assets..............................................   59.9    89.8
Non-current assets..........................................  351.2   321.5
Current liabilities.........................................   17.0    52.8
Non-current liabilities.....................................   92.0    53.9
                                                             ------  ------
SHARE OF OPERATING PROFIT
Revenue from ordinary activities............................  104.8   171.6
Expenses from ordinary activities........................... (106.7) (162.5)
                                                             ------  ------
Profit/(loss) from ordinary activities before income tax....   (1.9)    9.1
Income tax (expense)/benefit relating to ordinary activities    1.3    (1.7)
                                                             ------  ------
Net profit/(loss)...........................................   (0.6)    7.4
                                                             ======  ======

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


                                                                  CONSOLIDATED
                                                                  -----------
                                                                  2001  2000
                                                                  ----  -----
                                                                  A$M   A$M
 SHARE OF RESERVES
 Accumulated losses
    at the beginning of the financial year....................... (0.3) (10.4)
    at the end of the financial year............................. (0.6)  (0.3)
 Asset revaluation reserve
    at the beginning of the financial year.......................  1.9    1.9
    at the end of the financial year.............................   --    1.9

31 ASSOCIATED ENTITIES

   The consolidated entity has a significant non-controlling interest in the following entities:

                                                                      CARRYING
                                                  BENEFICIAL INTEREST  AMOUNT
                                                  ------------------- ---------
NAME OF ASSOCIATED ENTITY AND PRINCIPAL ACTIVITY   2001       2000    2001 2000
------------------------------------------------  -----      -----    ---- ----
                                                    %          %      A$M  A$M
Australian Magnesium Corporation Limited (i)
--Mining of industrial minerals..................  --        36.9      --  76.4

--------
(i) Australian Magnesium Corporation Limited ("AMC") became a controlled entity from 26 July 2000. Share of results reflects the period AMC was an associated entity.

CONSOLIDATED ENTITY'S SHARE OF RESULTS ATTRIBUTABLE TO ASSOCIATES:

                                                             CONSOLIDATED
                                                            -------------
                                                            2001    2000
                                                            -----  ------
                                                            A$M     A$M
Operating profit(loss) before income tax...................  (4.4)  (66.2)
Income tax (expense)/benefit...............................    --    18.6
                                                            -----  ------
Operating profit/(loss) after income tax...................  (4.4)  (47.6)
                                                            =====  ======
SHARE OF POST-ACQUISITION ACCUMULATED LOSSES ATTRIBUTABLE
  TO ASSOCIATES:
Accumulated losses attributable to associates at the
  beginning of the financial year.......................... (25.3)  (63.5)
Share of net profit/(loss) of associates...................  (4.4)  (47.6)
Dividends from associates..................................    --      --
Share of retained earnings on consolidation................  29.7    85.8
                                                            -----  ------
Losses attributable to associates at the end of the
  financial year...........................................    --   (25.3)
                                                            =====  ======
MOVEMENTS IN CARRYING AMOUNTS OF INVESTMENTS IN ASSOCIATES:
Carrying amount at the beginning of the financial year.....  76.4   200.1
Acquisitions at cost.......................................    --    71.8
Former associates now consolidated......................... (72.0) (147.9)
Share of operating profits/(losses) after income tax.......  (4.4)  (47.6)
                                                            -----  ------
Carrying amount at the end of the financial year...........    --    76.4
                                                            =====  ======
SUMMARISED FINANCIAL POSITION OF ASSOCIATES:
Net profits/(losses) after income tax......................    --   (17.8)
Assets.....................................................    --   189.7
Liabilities................................................    --    73.7

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


32 FINANCIAL INSTRUMENTS

  (A) OBJECTIVES OF DERIVATIVE FINANCIAL INSTRUMENTS

   The consolidated entity employs derivative financial instruments, including forward sales contracts, option contracts, swaps and forward rate agreements to manage risk emanating from actual exposures to commodity price risk, foreign exchange risk and interest rate risk. The consolidated entity does not trade derivative financial instruments.

  (B) GOLD HEDGING

   The consolidated entity maintains hedging positions to provide certainty over future cash flows and protect revenue against periods of falling prices.

   As at 30 June 2001, the consolidated entity had committed to the following types of hedging contracts:

FORWARD SALES CONTRACTS

   Gold forward sale contracts outstanding are of two types--outright forwards with a floating gold leasing rate and short term rolling contracts.

   Under an outright forward the forward price for the gold sale is fixed at the time of entering into the contract. Gold leasing fees are charged for the life of the contract and are set on a periodic basis at the discretion of the consolidated entity. The net price realised is the fixed contract price net of accrued gold leasing fees (paid at maturity of the contract).

   Under a short term rolling contract a spot transaction has been entered into and is being rolled periodically, with the new contract price being calculated on a net contango basis at each maturity date.

   The 90 day gold lease rate and the 12 month gold lease rate at 30 June 2001 were 1.66% and 1.99% respectively (2000: 0.88% and 1.51%). Over the 12 months to 30 June 2001 the 90 day lease rate has been in the range 0.58% to 4.23% (2000: 0.62% to 9.14%) and averaged 1.29% (2000: 1.876%) and the 12 month lease rate has been in the range 1.25% to 2.69% (2000: 1.30% to 6.56%) and averaged 1.61% (2000: 2.29%).

   The consolidated entity normally settles gold forward sale contracts by delivery of the underlying commodity.

OPTIONS

   If exercised, gold put options are normally settled by delivery of gold.

FORWARD RATE AGREEMENTS

   Forward rate agreements are used to fix future gold leasing rate exposures resulting from the outright forward positions described above. The agreements swap floating gold leasing rates for fixed rates with the transaction net settled at maturity in gold ounces.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (C) BASE METALS HEDGING

   Outright forward contracts and participating forward contracts have been entered into by the consolidated entity.

FORWARD SALES CONTRACTS

   Base metals contracts are net settled against the average price of the pricing month of the physical shipment (in US dollars). A net amount is paid or received by the consolidated entity.

FOREIGN EXCHANGE CONTRACTS

   Outright forward sales contracts are entered into to hedge US dollar receipts associated with base metals activities.

OPTIONS

   If exercised, base metals put and call options are net settled against monthly market averages.

   The costs of entering into these contracts and any realised or unrealised gains or losses are deferred until the underlying shipment occurs. The gains and losses deferred as at balance date and the periods to which they relate are set out in the table.

  (D) HEDGING OF OTHER COMMITMENTS DENOMINATED IN FOREIGN CURRENCIES

   Contracts to purchase and sell foreign exchange are entered into to hedge certain commitments denominated in foreign currencies.

  (E) CREDIT RISK

   The consolidated entity is exposed to credit related losses in the event of non-performance by counterparties (banks) with respect to the financial instruments; however exposures to individual counterparties are limited in accordance with policy set by the Board.


   The maximum credit risk on financial assets, which have been recognised on the balance sheet, other than investments in shares, is generally the carrying amount of the asset. For off balance sheet financial assets which are deliverable, including derivatives, credit risk also arises from the potential failure of counterparties to meet their obligations under the respective contracts at maturity. A material exposure arises from gold hedging and the consolidated entity is exposed to loss in the event that counterparties fail to settle on contracts, which are favourable to the consolidated entity. Unrealised gains on these contracts, net of master netting agreements, at balance date are A$178.8 million (2000: A$73.3 million). In order to mitigate these risks, the Board has approved a list of banks as appropriate counterparties, all rated A- or better by Standard and Poors.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

32 FINANCIAL INSTRUMENTS (CONT.)

                           2001-2002    2002-2003    2003-2004     2004-2012       TOTAL
                          ------------ ------------ ------------ ------------- -------------
                           QTY    AVG   QTY    AVG   QTY    AVG   QTY     AVG   QTY     AVG
 PRECIOUS METALS HEDGING  HEDGED PRICE HEDGED PRICE HEDGED PRICE HEDGED  PRICE HEDGED  PRICE
 -----------------------  ------ ----- ------ ----- ------ ----- ------  ----- ------  -----
                          ('000  (PER  ('000  (PER  ('000  (PER  ('000   (PER  ('000   (PER
  AS AT 30 JUNE 2001       OZ)    OZ)   OZ)    OZ)   OZ)    OZ)   OZ)     OZ)   OZ)     OZ)
FORWARD SALE CONTRACTS
Gold outright forwards
  ($A sold).............. 1,241    552 1,587   574    986   603   3,510   636   7,324   604
  ($US sold).............    --     --    --    --     --    --     175   494     175   494
Silver outright forwards
  ($A sold).............. 1,307   8.08   408  7.83     65  7.87      --    --   1,780  8.02
  ($NZ sold).............   317  10.13   297  9.42    232  9.53      --    --     846  9.72
OPTIONS
Gold option positions
  (bought $A put)........   619    542   167   549      9   572     468   599   1,263   564
  (bought EUR put).......    --     --    --    --     --    --      --    --      --    --
  (bought $US put).......   133    299   128   299    130   299     347   343     738   320
  (convertible $A put)...    --     --    --    --     --    --   1,736   646   1,736   646
AGGREGATE DEFERRED LOSSES
 (A$M)................... (17.9)       (44.2)       (25.9)       (338.4)       (426.4)

                           2000-2001    2001-2002    2002-2003     2003-2010       TOTAL
                          ------------ ------------ ------------ ------------- -------------
                           QTY    AVG   QTY    AVG   QTY    AVG   QTY     AVG   QTY     AVG
 PRECIOUS METALS HEDGING  HEDGED PRICE HEDGED PRICE HEDGED PRICE HEDGED  PRICE HEDGED  PRICE
 -----------------------  ------ ----- ------ ----- ------ ----- ------  ----- ------  -----
                          ('000  (PER  ('000  (PER  ('000  (PER  ('000   (PER  ('000   (PER
  AS AT 30 JUNE 2000       OZ)    OZ)   OZ)    OZ)   OZ)    OZ)   OZ)     OZ)   OZ)     OZ)
FORWARD SALE CONTRACTS
Gold outright forwards
  ($A sold).............. 1,407    529 1,189   557    980   594   4,200   610   7,776   585
  ($NZ sold).............    14    634    --    --     --    --      --    --      14   634
  (EUR sold).............    13    301    --    --     --    --      --    --      13   301
  ($US sold).............    --     --    --    --     --    --     175   494     175   494
Silver outright forwards
  ($A sold)..............    78   8.05    56  7.97     79  7.92      36  7.94     249  7.97
  ($NZ sold).............   585  10.03    --    --    297  9.42     232  9.53   1,114  9.76
OPTIONS
Gold option positions
  (bought $A put)........   612    499   303   537    164   557     607   599   1,686   547
  (bought EUR put).......    13    280    --    --     --    --      --    --      13   280
  (bought $US put).......   129    299   132   299    128   301     477   291     866   295
  (convertible $A put)...    62    569    74   575    200   576   2,050   630   2,386   622
(bought $A call)(i)......   230    504    --    --     --    --      --    --     230   504
(sold $A call)(i)........     4    640    45   545     46   550     525   547     620   548
(sold EUR call)(ii)......    13    335    --    --     --    --      --    --      13   335
AGGREGATE DEFERRED LOSSES
 (A$M)................... (38.6)       (17.9)       (19.3)       (187.6)       (263.4)

--------
(i) Bought gold $A call options are matched against gold outright forwards ($A sold) to create synthetic put options.
(ii) The majority of sold gold call options are matched against bought gold put options to create collar structures.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


                                  2001-2002        2002-2003        2003-2004        2004-2005          TOTAL
                               ---------------- ---------------- ---------------- ---------------- ----------------
                                 QTY      AVG     QTY      AVG     QTY      AVG     QTY      AVG     QTY      AVG
BASE METALS HEDGING             HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE
-------------------            -------- ------- -------- ------- -------- ------- -------- ------- -------- -------
     AS AT 30 JUNE 2001        (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T)
FORWARD SALE CONTRACTS
Copper sale contracts outright
 forwards ($US sold)..........  2,150    1,855      --       --      --       --      --       --   2,150    1,855
OPTIONS
Zinc sale contracts outright
 forwards ($US sold)..........  1,500    1,180      --       --      --       --      --       --   1,500    1,180

                                 A$M     RATE     A$M     RATE     A$M     RATE     A$M     RATE     A$M     RATE
FORWARD EXCHANGE CONTRACTS
Sell US dollars--buy
 Australian dollars...........  108.7   0.6663    99.3   0.6549    42.0   0.6474    52.9   0.6320   302.9   0.6540
AGGREGATE DEFERRED GAINS/
 (LOSSES) (A$M)...............  (33.0)           (28.2)           (10.9)           (11.8)           (83.9)

                                  2001-2001        2001-2002        2002-2003        2003-2010          TOTAL
                               ---------------- ---------------- ---------------- ---------------- ----------------
                                 QTY      AVG     QTY      AVG     QTY      AVG     QTY      AVG     QTY      AVG
BASE METALS HEDGING             HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE   HEDGED   PRICE
-------------------            -------- ------- -------- ------- -------- ------- -------- ------- -------- -------
     AS AT 30 JUNE 2000        (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T) (TONNES) (US$/T)
FORWARD SALE CONTRACTS
Copper sale contracts outright
 forwards ($US sold)..........    425    2,092      --      --       --      --       --      --      425    2,092
Zinc sale contracts outright
 forwards ($US sold)..........  3,575    1,161      --      --       --      --       --      --    3,575    1,161
OPTIONS
Copper option positions
  (bought $US put)............    775    1,720      --      --       --      --       --      --      775    1,720
  (sold $US call)* (i)........    775    1,960      --      --       --      --       --      --      775    1,960

                                 A$M     RATE     A$M     RATE     A$M     RATE     A$M     RATE     A$M     RATE
FORWARD EXCHANGE CONTRACTS
Sell US dollars--buy
 Australian dollars...........  105.6     0.68   112.5    0.67    116.8    0.66     75.2    0.63    410.1     0.66
AGGREGATE DEFERRED LOSSES
 (A$M)........................   (8.6)            (9.5)           (12.0)            (9.8)           (39.9)

--------
(i) Sold copper $US call options are matched against bought copper $US put options to create collar structures.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001

32 FINANCIAL INSTRUMENTS (CONT.)

  (F) INTEREST RATE RISK

   The consolidated entity's exposure to interest rate risk at 30 June 2001 is set out below:

                                                FIXED INTEREST MATURING IN
                                               -----------------------------

                                      FLOATING  LESS                 GREATER   NON-
                                      INTEREST  THAN                  THAN   INTEREST
                                        RATE   1 YEAR      1-5 YEARS 5 YEARS BEARING   TOTAL
                                      -------- ------      --------- ------- -------- -------
FINANCIAL ASSETS
Cash assets..........................  239.4                                            239.4
Bank bills...........................           65.8                                     65.8
Gold bullion.........................                                          39.6      39.6
Receivables..........................           24.9                  106.0   139.0     269.9
Investments..........................                                         338.7     338.7
                                       -----   -----         -----    -----   -----   -------
                                                                                        953.4
Weighted average interest rate (%)...    4.4     6.1                    3.0      --
FINANCIAL LIABILITIES
Trade creditors......................                                         249.8     249.8
Bank overdrafts and bank loans.......  102.1   206.0                                    308.1
Gold denominated debt................
US dollar guaranteed notes...........          417.7           125    333.0             875.7
Other borrowings.....................   70.4    32.8                                    103.2
Other liabilities....................
                                       -----   -----         -----    -----   -----   -------
                                                                                      1,536.8
Weighted average interest rate (%)...   5.09    5.87          8.61     7.97      --
                                       =====   =====         =====    =====   =====   =======
   The consolidated entity's exposure to interest rate risk at 30 June 2000 is set out below:
FINANCIAL ASSETS
Cash assets..........................  101.5    34.8                           16.4     152.7
Bank bills...........................           69.4                                     69.4
Gold bullion.........................                                          23.3      23.3
Receivables..........................   15.9    76.1          22.7    103.6   183.0     401.3
Investments..........................                                         585.6     585.6
                                       -----   -----         -----    -----   -----   -------
                                                                                      1,232.3
Weighted average interest rate (%)...   5.45    6.30          9.25     3.00
FINANCIAL LIABILITIES
Trade creditors......................                                         159.9     159.9
Bank overdrafts and bank loans.......          636.0                            5.4     641.4
Gold denominated debt................                                           5.0       5.0
US dollar guaranteed notes...........  141.8   303.2         100.0    330.9             875.9
Other borrowings.....................    3.8                                   26.1      29.9
Other liabilities....................                                          87.3      87.3
                                       -----   -----         -----    -----   -----   -------
                                                                                      1,799.4
Weighted average interest rate (%)...   2.70    7.31          7.45     6.73      --
                                       =====   =====         =====    =====   =====   =======

--------
Amounts are disclosed net of provisions.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


  (G) NET FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

   (I) RECORDED ON STATEMENT OF FINANCIAL POSITION

   The net fair value of cash and cash equivalents and non-interest bearing monetary financial assets and financial liabilities of the consolidated entity approximates their carrying value.

   The net fair value of other monetary financial assets and financial liabilities is based upon market prices where a market exists or by discounting the expected future cash flows by the current interest rates for assets and liabilities with similar risk profiles.

   Listed equity investments have been valued by reference to market prices prevailing at balance date.

   The carrying amounts of all financial assets and financial liabilities approximate net fair value, with the following exceptions:

   The market value of listed investments as at 30 June 2001 is A$6 million (2000: A$86.8 million). The carrying amount of A$6.3 million has not been reduced as it does not exceed recoverable amount.

   (II) NOT RECORDED ON STATEMENT OF FINANCIAL POSITION

   Commodity forward sale contracts, foreign exchange contracts, options and swaps have been valued at the mark-to-market gain or loss, which would arise if the contract were terminated at balance date. These values are disclosed under "Gold hedging", "Base metals hedging" and "Other commitments denominated in foreign currencies" above.

33 CONTINGENT LIABILITIES

  (A) GUARANTEES AND INDEMNITIES

   The consolidated entity has given bank guarantees totalling A$56.8 million (2000: A$48.8 million) to banks, mining departments and other public utilities.

   Normandy Mining Limited and several of its wholly-owned entities have guaranteed a A$650 million multi-option, revolving facility provided by a syndicate of banks to Normandy Group Finance Limited, a wholly owned entity of Normandy Mining Limited. At 30 June 2001, the facility was drawn down by A$200 million (2000: A$170 million).

   Normandy Mining Limited and a number of wholly owned entities have guaranteed the obligations of Normandy Mining Finance Limited pursuant to the issue of US$250 million guaranteed unsecured notes.

   Normandy Mining Limited and several of its wholly owned entities have provided guarantees over a fully drawn financing facility totalling A$38.6 million (2000: A$44.1 million) and foreign currency hedging facilities that a syndicate of banks has provided on behalf of Australian Magnesium Corporation Limited ("AMC"), formerly Queensland Metals Corporation Limited. Of the foreign currency hedging facilities totalling a face value of US$155 million (2000:
US$155 million) US$124.5 million (2000: US$149 million) is utilised and has a marked to market deficiency of A$73.6 million as at 30 June 2001 (2000: A$37.4 million).

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   Normandy Mining Limited and AMC have jointly and severally agreed to indemnify The Ford Motor Company ("Ford") in respect of an obligation of AMC to reimburse, in certain circumstances, part or all of the US$30 million investment provided by Ford in the Magmetal project. As a result of the transactions completed during the year 2000, AMC has indemnified Normandy Mining Limited in respect of liability under this arrangement in two of the four circumstances in which Normandy Mining Limited may be liable to Ford.

   Kasese Cobalt Company Limited, a controlled entity, has arranged loan finance agreements for US$50.7 million with a syndicate of banks. Normandy Mining Limited has provided a guarantee over the facility to the syndicate of banks.

   Normandy Mining Limited has guaranteed the obligations of Kasese Cobalt Company Limited in relation to a Cobalt Floor Price Support Agreement with Royal Bank of Scotland.

   Controlled entities have provided indemnities to third parties relating to the sale of wholly owned entities of Normandy Mining Limited.

   Normandy Mining Limited and several of its wholly owned entities have guaranteed the obligations of a wholly owned entity both to Esso Australia Resources Limited and SG Australia Limited. The guarantee is in relation to the deferred purchase consideration obligations of the wholly owned entity for the purchase of an additional 35 percent interest in the Golden Grove Joint Venture from Esso Australia Resources Limited. The discounted liability of A$6.1 million (2000: A$12.2 million) is included in payables in the consolidated statements of financial position.

   Wholly owned entities have provided guarantees over the treasury obligations of other wholly owned entities. As at 30 June 2001, the aggregate marked to market deferred loss in respect of these obligations is A$510.3 million (2000:
A$303.3 million). Normandy Mining Limited has provided guarantees over the foreign exchange and base metal hedging obligations of various wholly owned entities.

   Normandy Mining Limited has given written confirmation of its present intention to support the operation of certain wholly owned entities which have a net asset deficiency.

   In an action brought by ASIC against Yandal Gold Pty Ltd, the Federal Court found the defendants to have committed various breaches of the Corporations Act 2001 and ordered payment by Edensor Nominees Pty Ltd ("Edensor") to ASIC of A$28.5 million for distribution to former Normandy Yandal Operations Limited shareholders. An appeal by Edensor to the Full Court of the Federal Court, to which Normandy became a party on the application of ASIC, was allowed on the basis that the Federal Court lacked jurisdiction to make the order. This decision was appealed to the High Court, which overturned the Full Federal Court decision. The High Court held that the Federal Court did have jurisdiction to hear and determine the matter and make orders under the Corporations Act 2001. The High Court has sent the matter back to the Full Federal Court to determine Edensor's appeal on the merits. Prior to the Federal Court appeal and in order to get a stay in enforcement of the original judgement, Normandy paid A$28.5 million into Court and Edensor agreed to bear half this amount if it was paid out of Court to former Normandy Yandal Operations Limited shareholders. Following the High Court appeal, the amount paid into Court has been recovered, but if the Full Federal Court determines Edensor's appeal against Edensor, the consolidated entity will be obliged to pay that amount plus interest to ASIC. Edensor remains bound to the consolidated entity to bear half that amount.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   During the year Normandy Mining Limited provided a A$90.0 million contingent equity commitment under which AMC may call upon Normandy Mining Limited to subscribe for AMC shares in the event that the Stanwell Magnesium Project does not achieve certain specified production and operating criteria by no later than September 2006.

  (B) DISPUTES

   A dispute exists between Thiess Contractors Pty Ltd ("Thiess") and Normandy Golden Grove Operations Pty Ltd ("NGGO"), a wholly owned entity, in respect of a claim for additional and unexpected costs arising from the development of the Gossan Hill Project decline. Conciliation procedures have failed to resolve the dispute. Thiess claimed approximately A$11 million in damages. NGGO has made a counterclaim of A$0.9 million and made an offer of A$2.1 million. Litigation in the Supreme Court of Western Australia is proceeding.

   Disputes exist between a controlled entity, Banff Resources Ltd, and a third party in respect of a claim for part-ownership in the Kilembe mine. The third party has lodged a claim for specific performance and damages with courts in Uganda and Canada. The disputes are currently awaiting hearing and the controlled entity intends to defend the action.

   Orica Australia Limited has commenced proceedings against a former controlled entity Normandy Industrial Minerals Limited ("NIML"), in respect of the supply of sand used in the manufacture of paints. A controlled entity has indemnified the purchaser of NIML in respect of this claim.

   Disputes exist between a controlled entity and contractors in respect of the Kasese Cobalt project. Claims have been lodged by contractors for additional payment in respect of extensions of time and additional costs. Claims have either been settled, or are subject to arbitrary proceeding, or are being evaluated.

  (C) OTHER

   Normandy Mining Limited provided a guarantee to the Commonwealth Bank of Australia relating to the sale for an amount of A$5 million, amortising to nil over a period of 10 years from 1999.

   Normandy Mining Limited has agreed to make an additional payment of US$8 million to Inmet Mining Corporation, in relation to the purchase of its interest in Autin Investments B.V., contingent upon certain conditions relating to construction of mine facilities at Perama Hill being met. Normandy Mining Limited has agreed to make an additional payment of US$3.6 million to Inmet Mining Corporation in relation to the purchase of its interest in Autin Investments BV, contingent upon certain conditions relating to production at the Ovacik Mine being met.

   A wholly owned entity has agreed to purchase all the shares in Normandy Anglo Pte Ltd and Normandy Anglo Asia Pty Ltd from Amcorp Exploration (South-East Asia) Limited (Amcorp) under the following terms and conditions, US$1.5 million paid upon the completion of a Bankable Feasibility Study, US$2.5 million paid upon the commencement of commercial production in a designated area, US$2.50 per ounce for the first 200,000 ounces sold by Normandy and thereafter US$5.00 for every ounce sold by Normandy after the initial 200,000 ounces. Normandy Mining Limited has also contracted to make payments for exploration based on the production and exploration results of a controlled entity.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


34 COMMITMENTS

                                                               CONSOLIDATED
                                                          -----------------------
                                                              2001        2000
                                                             -----       -----
                                                              A$M         A$M
COMMITMENTS NOT OTHERWISE PROVIDED FOR IN THE
  FINANCIAL STATEMENTS AT BALANCE DATE:

CAPITAL EXPENDITURE
Payable not later than 1 year............................  21.5         26.5
Later than 1 year and not later than 5 years.............    --          0.2
                                                             -----       -----
                                                           21.5         26.7
                                                             =====       =====
NON-CANCELLABLE OPERATING LEASES
Payable not later than 1 year............................   9.5          9.8
Later than 1 year and not later than 5 years.............  34.1         34.4
Later than 5 years.......................................   5.7         13.5
                                                             -----       -----
                                                           49.3         57.7
                                                             =====       =====

   The operating lease commitments include a 7 year lease of various open pit mining and auxiliary equipmentat the Kalgoorlie operations. The lease commitments are subject to change if interest rates are different to thatassumed in the lease model.

EXPLORATION AND MINERAL LEASES (I)
Payable not later than 1 year............................  19.8         45.4
Later than 1 year and not later than 5 years.............  47.5         98.8
Later than 5 years.......................................   0.1         12.0
                                                             -----       -----
                                                           67.4        156.2
                                                             =====       =====
OTHER COMMITMENTS (II)
Payable not later than 1 year............................  33.5         28.1
Later than 1 year and not later than 5 years............. 108.5         88.4
Later than 5 years.......................................  33.7         44.3
                                                             -----       -----
                                                          175.7        160.8
                                                             =====       =====

--------
(i) The consolidated entity has certain obligations to perform minimum exploration work and expend minimum amounts of money in order to maintain rights of tenure over mining and exploration tenements. The annual minimum expenditure will vary from time to time due to the acquisition or relinquishment of licences or mining department variations of the commitment levels by the various mining departments.
(ii) The consolidated entity has entered into agreements with public utilities under which they supply electricity in several states. Pursuant to those agreements, the entities concerned are liable, or severally liable in the case where a joint venture exists, to pay the respective public utility a line charge for the service. The consolidated entity has also entered into an agreement for minimum use of Goldfields Gas Transmission capacity, equivalent to a total of A$102.3 million to 2008.

   During the year, a controlled entity provided a US$1 million (2000: US$150 million) committed debt and hedging facility to TVX Cayman Inc. ("TVX"), a controlled entity of TVX Gold Inc. Drawdowns under the facility are subject to normal commercial lending covenants. The facility is currently undrawn.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   The consolidated entity has commitments for the payment to Mr RJ Champion de Crespigny of salaries and other remuneration under a ten-year employment contract commencing from 1 July 1999. Obligations arising under this contract are recognised as an expense, and included in Directors' and Executives' remuneration, as services are provided to the consolidated entity under the contract. The contract provides for future payments recognising performance, plus an incentive arrangement based on growth in value of the consolidated entity's investments in the Americas above an agreed benchmark.

   Total annual payments under the contract are capped at A$3.5 million. During the year, no performance or incentive payments were made but, at 30 June 2001, the economic entity recognised A$1.5 million (2000:A$1.5 million) as an expense by providing pro-rata for the minimum amount due under the ten-year term. As at 30 June 2001, the total accrued was A$3.0 million (2000: A$1.5 million).

   These commitments will be met out of the surplus cash generated by existing operations.

35 RECEIVABLES AND PAYABLES DENOMINATED IN FOREIGN CURRENCIES

   The Australian dollar equivalents of foreign currency receivables and payables included in the financial statements, which are not effectively hedged, are as follows:

                                                                  CONSOLIDATED
                                                                  ------------
                                                                   2001  2000
                                                                  -----  -----
                                                                   A$M   A$M
BORROWINGS
CURRENT
--US Dollars (i).................................................  39.2   33.4
NON-CURRENT
--U S Dollars (ii)............................................... 227.9  193.5
                                                                  =====  =====

--------
(i) Represents the unhedged portion of the US$40.0 million loan facility in respect of the Ovacik mine, net of the US$20.0 million cash deposit being held as security for the loan (2000: A$33.4 million), translated at an exchange rate of AS1.00: US$0.51 (2000: A$1.00: US$0.60).
(ii) Represents the unhedged potion of the US$300.0 million senior unsecured notes (see Note 18).

36 EMPLOYEE ENTITLEMENTS

Accrued wages and salaries.......................................   0.6   2.3
PROVISION FOR EMPLOYEE ENTITLEMENTS
--Current (Note 19)..............................................  31.7  18.3
Non-current (Note 19)............................................  12.5   9.7
                                                                  ----- -----
                                                                   44.8  30.3
                                                                  ===== =====

EMPLOYEE NUMBERS                                                  2001  2000
----------------                                                  ----- -----
Number of employees at the end of financial year................. 2,613 2,760
                                                                  ===== =====

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


THE EMPLOYEE SHARE INVESTMENT PLAN

   The Company's Employee Share Investment Plan was approved by special resolution at the annual general meeting of the Company held on 26 November 1991.

   Under this plan employees of the consolidated entity are eligible to acquire an annual allocation of 2,000 fully paid ordinary shares after one year of service which rises to 5,000 shares after three years service. The shares are offered at a price determined by the Board (at a discount of up to 5 percent of the prevailing market price) and employees may elect to pay cash for the shares or apply for a loan from the parent entity. Such loans are repayable over a maximum period of 10 years at a concessional rate of interest which is currently 4 percent. Shares issued under the scheme are non-transferable for a period of one year from the date of issue after which time an application is made for official quotation of the shares.

   DETAILS OF SHARES OFFERED AND ISSUED TO EMPLOYEES UNDER THE PLAN ARE AS
                                                                       FOLLOWS:

                                             2001        2000     PLAN TO DATE
                                          ----------- ----------- ------------
Offer date...............................  4 Dec 2000  9 Nov 1999
Total shares offered.....................   5,763,000   7,718,000  32,479,000
Number of eligible employees.............       1,448       1,864
Offer price..............................      A$0.86      A$1.11
Acceptance required by................... 17 Jan 2001 14 Jan 2000
Shares issued............................   1,453,350     484,300   5,257,614
Number of employees to whom shares were
  issued.................................         381         138
Issue date............................... 31 Jan 2001 31 Jan 2000
Consideration received................... A$1,249,881   A$537,573 A$6,542,735
Market value of the shares on date of
  issue.................................. A$1,380,682   A$503,672 A$7,137,989

   The market price of a Normandy Mining Limited ordinary share at 30 June 2001 was A$1.24 (2000: A$0.90).

   The issue price of shares issued under the plan is recognised as issued capital at the date of issue. Amounts recognised in relation to the year ended 30 June were as follows:

                                                                 2001  2000
                                                                 ----- -----
                                                                 A$000 A$000
Issued capital.................................................. 1,258  538

   At 30 June 2001 loans arising from the Employee Share Investment Plan to employees who are also Directors of controlled entities totaled A$38,943 (2000:
A$39,613). Loans totaling A$20,640 were made during the year to R Greenslade, D Hillier, C Swensson, P Dowd, KG Williams, C O'Connor (2000: A$5,550--M Nossal). Instalments and repayments totalling A$30,166 were made during the year by R Auld, T Cutbush, J Fehon, P Hastie, R Greenslade, D Hillier, M Nossal, S Sherwood, C Swensson, P Dowd, KG Williams, C O'Connor (2000: A$23,825--R Auld, ST Carty, T Cutbush, A de Vere, J Fehon, R Greenslade, P Hastie, I Hershman, D Hillier, M Nossal, S Sherwood, D Smith and C Swensson).

EXECUTIVE SHARE INCENTIVE PLAN

   The Company's Executive Share Incentive Plan was approved by special resolution at the annual general meeting of the Company held on 26 October 1998.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


36 EMPLOYEE ENTITLEMENT (CONT.)

   Under this plan Executive Directors, Executives and Employees of the Company and associated entities may be eligible, at the discretion of the Board, to an allocation of rights to unlisted options. These rights vest once certain performance hurdles are met. During and since the end of the financial year an aggregate of 4,112,500 options over shares in Normandy Mining Limited were granted.

   Options are granted for nil consideration. Each option carries a right to subscribe for one ordinary share in the Company in certain periods. The exercise price of the option is the weighted average market per share during the 60 trading days prior to the date of acceptance of the rights to options, less the total amount of dividend per share. The dividend per share is calculated as the higher of the actual dividend per share for the period from the date of acceptance of the rights to options and the exercise date, and the average dividend per share paid by the Company for the 3 years preceding. The minimum exercise price is A$1.00. An application is made for official quotation of the shares at the time of issue.

   At 30 June 2001 no options had been granted under this plan.

THE EMPLOYEE SHARE BONUS PLAN

   The Company's Employee Share Bonus Plan was established on 26 November 1991. Each year the Board determines whether eligible persons will receive a bonus. The bonus is calculated as a percentage of salary package and is apportioned into two tranches; 50 percent as an allocation of rights to options and 50 percent as cash or as additional allocation of rights to options. Rights to options allocated in lieu of cash vest upon the eligible person's acceptance of the Company's offer. Rights to the balance of the options allocated each year vest over the following three years.

   Options are granted for nil consideration. Each option carries a right to subscribe for fully paid ordinary shares on any business day up until its expiry date, being five years from the date of issue. For all options which were vested before 1 May 1996, the employee is entitled to receive 1.101 Normandy shares for each option exercised. For all options, which were vested after 1 May 1996, the employee is entitled to receive one Normandy share for each option exercised. The exercise price of the option is at 5 percent discount to the market price ruling when the allocations are made.

   It is management's intention that no further allocation of rights to options will be made under the plan.

DETAILS OF OPTIONS VESTED AND OUTSTANDING UNDER THE PLAN ARE AS FOLLOWS:

                                                 2001                2000
                                          ------------------- ------------------
                                            NUMBER    AVERAGE  NUMBER    AVERAGE
                                            ISSUED     PRICE   ISSUED     PRICE
                                          ----------  ------- ---------  -------
Opening balance..........................  8,129,915   1.69   7,042,765   1.69
Options issued during the period.........    783,802   1.38   1,572,291   1.67
Options exercised during the year........     (8,173)  1.10          --     --
Options cancelled during the year........ (1,826,406)  1.22    (485,141)  1.61
                                          ----------   ----   ---------   ----
Closing balance (i)......................  7,079,138   1.76   8,129,915   1.69
                                          ==========   ====   =========   ====

--------
(i) 1,032,168 (2000: 1,954,478) of these options are convertible to 1.101 shares per option held.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   The issue price of shares issued under the plan is recognised as issued capital at the date of issue. Amounts recognised in relation to the year ended 30 June were as follows:

                                                                  PARENT ENTITY
                                                                  -------------
                                                                  2001    2000
                                                                  -----   -----
                                                                  A$000   A$000
Issued capital...................................................   9      --

37 REMUNERATION OF DIRECTORS AND EXECUTIVES

                                                                  CONSOLIDATED
                                                                  ------------
                                                                  2001   2000
                                                                  -----  -----
                                                                  A$000  A$000
(A) NON-EXECUTIVE DIRECTORS
Amounts paid or payable, or otherwise made available to Directors of entities in the Normandy Mining Limited consolidated entity
  from entities in the consolidated entity.......................  693    789

   The following income bands apply in respect of non-executive Directors of Normandy Mining Limited:

                                                                   NUMBER
                                                                  ---------
                                                                  2001 2000
                                                                  ---- ----
A$0.000--A$9,999.................................................   1   --
A$40,000--A$49,999...............................................   1   --
A$70,000--A$79,999...............................................   1   --
A$80,000--A$89,999...............................................   1    1
A$90,000--A$99,999...............................................   1    1
A$110,000--A$119,999.............................................  --    1
A$120,000--A$129,999.............................................   1   --
A$130,000--A$139,999.............................................  --    1
A$210,000--A$219,999*............................................  --    1

--------
* A$Nil (2000A$180,000) was paid on retirement of non-executive Directors during the year.

   These bands include the remuneration received by non-executive Directors of Normandy Mining Limited from other companies in the Normandy Mining Limited consolidated entity as a result of their directorships and/or membership of communities of Directors.

                                                                  CONSOLIDATED
                                                                  ------------
                                                                  2001   2000
                                                                  -----  -----
                                                                  A$000  A$000
(B) EXECUTIVE DIRECTORS
Amounts paid or payable, or otherwise made available to executive officers who are or were Directors of entities in the Normandy
  Mining Limited consolidated entity from entities in the
  consolidated entity............................................ 4,976  6,504

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


   The following income bands apply in respect of Executive Directors of Normandy Mining Limited:

                                                                  CONSOLIDATED
                                                                     NUMBER
                                                                  ------------
                                                                  2001    2000
                                                                  ----    ----
A$2,290,000--A$2,299,999*........................................  --       1
A$2,670,000--A$2,679,999**.......................................  --       1
A$2,790,000--A$2,799,999**.......................................   1      --

--------
* A$NiI (2000: AS$1,664, 000) was paid to executive Directors on retirement or resignation during the year.
** Includes AS 1,500, 000 accrued but not yet paid

                                                                   CONSOLIDATED
                                                                   ------------
                                                                   2001   2000
                                                                   -----  -----
                                                                   A$000  A$000
(C) EXECUTIVE OFFICERS
Amounts received or due and receivable by executive officers who are not Directors of Normandy Mining Limited. Executive Officers
  are those persons within the consolidated entity who have
  responsibility for the management of affairs of the consolidated entity and the Company and its strategic direction.............. 5,731  4,337

   The following income bands apply in respect of executive officers:

                                                                     2001 2000
                                                                     ---- ----
A$130,000--A$139,999*...............................................   1   --
A$240,000--A$249,999*...............................................  --    1
A$250,000--A$259,999................................................  --    1
A$280,000--A$289,999................................................  --    2
A$290,000--A$299,999................................................   1   --
A$310,000--A$319,999*...............................................  --    1
A$340,000--A$349,999................................................  --    1
A$350,000--A$359,999................................................   1   --
A$360,000--A$369,999................................................  --    2
A$450,000--A$459,999................................................   1    1
A$470,000--A$479,999................................................   1   --
A$490,000--A$499,999................................................   1   --
A$520,000--A$529,999................................................   1   --
A$590,000--A$599,999................................................   1   --
A$660.000--A$669,999................................................  --    1
A$740,000--A$749,999................................................   1   --
A$760,000--A$769,999*...............................................  --    1
A$770,000--A$779,999*...............................................   1   --
A$870,000--A$879,999*...............................................   1   --

--------
* A$1,380,000 (2000: A$726,000) was paid to executive officers on retirement or resignation during the year.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


38 OTHER RELATED PARTY INFORMATION

   Information in respect of related entities of the consolidated entity not disclosed elsewhere in this financial report is as follows:

DIRECTORS

   The directors of Normandy Mining Limited during the year were:

      Mr R J Champion de Crespigny
      Mr M S Hamson
      Dr P Lassonde (appointed 31 May 2001)
      Mr B G McKay
      Mr J B Prescott
      Mr K H Spencer (appointed 1 December 2000)
      Mr B Wheelahan

   Remuneration paid or payable or otherwise made available to the Directors of Normandy Mining Limited and its controlled entities is disclosed in Note 37.

TRANSACTIONS WITH RELATED ENTITIES

   All transactions with related entities are made on normal commercial terms and conditions.

TRANSACTIONS WITH DIRECTOR-RELATED ENTITIES

   Loans have been made to an entity associated with the following directors; Mr R J Champion de Crespigny, Mr M S Hamson, Mr B G McKay, Mr B Wheelahan, Mr K H Spencer, Mr D Hillier, Mr B D Kay, Mr J Reynolds, Mr P J Dowd, Mr J B Prescott, Mr K G Williams, Mr C O'Connor and Mr H Umlauff (2000: Mr R J Champion de Crespigny, Rt Hon J D Anthony, Dr I G Gould, Mr M S Hamson, Mr B G McKay, Mr B Wheelahan, Mr L Baertl, Mr M Cutifani, Mr D Hillier, Mr B D Kay, Mr J Reynolds, Mr J Richards, Mr R Robinson and Mr D J Smith).

   Interest accrues on the loan at 5% per annum and is payable monthly. The principal amount is repayable on 8 December 2008. The loan is secured over the assets of the related entity.

   Amounts recorded in the statement of financial performance and statement of financial position in respect of the above transactions are set out below.

                                                               2001    2000
                                                               ------  ------
                                                               A$000   A$000
Non-current loans receivable.................................. 10,866  14,477
Provision for doubtful debts.................................. (1,387) (5,000)
                                                               ------  ------
                                                                9,479   9,477
Accrued interest..............................................    670     686
Interest revenue..............................................    670     686
Additions/(reductions) to provision for doubtful debts........ (2,829)  1,000
Repayments made...............................................  4,691   3,587
Advances made.................................................  1,080   4,583

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


TRANSACTIONS WITH OTHER RELATED PARTIES

                                                                   2001   2000
                                                                  ------ ------
                                                                  A$'000 A$'000
(a) During the previous year loans of A$33.5 million were made to
    Yandal Gold Holdings Pty Ltd ("YGH"), a former associated
    entity. YGH subsequently became a controlled entity. Interest recorded in respect of the period for which YGH was an
    associated entity is set out below.
    Interest revenue.............................................   --   1,997

(b) During the previous year a loan of A$12 million was made to
    Australian Magnesium Investments Pty Ltd, a former associated entity. Interest accrued on the loan at the 3 month bank bill swap rate plus a margin of 3%. The loan was repaid in May
    2000.
    Interest revenue.............................................   --     420

(c) During the previous year guarantee fees were received by
    Normandy Mining Limited from Australian Magnesium Corporation
    (AMC), a former associated entity. AMC subsequently became a controlled entity. Revenue in respect of the period for which
    AMC was an associated entity is set out below.
    Other revenue................................................  326     865

(d) During the previous year loans were made to Normandy Anglo
    Asian group companies for mineral exploration.
    Loans receivable--associates.................................   --   2,196
    Additions to provision for doubtful debts....................   --     699

(e) During the previous year interest was charged to BRGM Perou, an associated entity, in respect of loans made.
    Interest revenue.............................................   --   1,035

(f) During the year fees were paid for a range of legal services to a firm of which Mr R A Fisher (a Director of controlled entities) is one of a number of partners.
    Fees paid....................................................  152     175
    Trade creditors..............................................   18      19

OWNERSHIP INTEREST IN RELATED ENTITIES

   Interests held in joint venture operations, joint venture entities, controlled entities and associated entities are set out in Notes 28, 29, 30 and 31 to the financial statements.

AMOUNTS RECEIVABLE FROM RELATED ENTITIES

   Details of amounts receivable from related entities are set out in Note 8 to the financial statements.

                            NORMANDY MINING LIMITED

                        FOR THE YEAR ENDED 30 JUNE 2001


SHARE AND SHARE OPTIONS

   Details of all share and share option transactions between Directors of Normandy Mining Limited and any entity in the consolidated entity are as follows:

                                                                 NUMBER
                                                          ---------------------
                                                             2001       2000
                                                          ---------- ----------
AGGREGATE NUMBER ISSUED DURING THE YEAR:
Ordinary shares
--Normandy Mining Limited (i)............................  3,118,064  2,795,142
AGGREGATE NUMBER HELD AT 30 JUNE:
Ordinary shares
--Normandy Mining Limited................................ 73,298,532 69,429,743
Ordinary share options
--Normandy Mining Limited (ii)...........................         -- 28,858,264

--------
(i) Includes Share Investment Plan issues and Dividend Reinvestment Plan issues.
(ii) Listed options expired in April 2001.

   Other movements in aggregate balances arise through normal on market transactions.

   There were no buy-backs of shares or share options during the financial year.

39 SUBSEQUENT EVENTS

   Since the end of the financial year, a proposed equity raising by a controlled entity, Australian Magnesium Corporation Ltd. was initially unsuccessful. Following additional negotiations in relation to alternate funding sources, it is the Directors' expectation that the equity raising will successfully proceed. No adjustment is required to the reported results and no material impact on the financial results for the subsequent period is expected.

DIRECTORS' DECLARATION

The Directors declare that:

(a) the attached financial statements and notes thereto comply with Accounting Standards;

(b) the attached financial statements and notes thereto give a true and fair view of the financial position and performance of the Company and the consolidated entity;

(c) in the Directors' opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001; and

(d) in the Directors' opinion, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the Directors made pursuant to Section 295 (5) of the Corporations Act 2001 and signed on behalf of the Directors by:


/s/ R J Champion de Crespigny
R J Champion de Crespigny
Director



/s/ K H Spencer
K H Spencer
Director


Adelaide, 21 August 2001




INDEPENDENT AUDIT REPORT
TO THE MEMBERS OF NORMANDY MINING LIMITED


SCOPE

We have audited the financial report of Normandy Mining Limited for the financial year ended 30 June 2001, as set out on pages 37 to 70. The financial report includes the consolidated financial statements of the consolidated entity comprising the Company and the entities it controlled at year end or from time to time during the financial year. The Company's Directors are responsible for the financial report. We have conducted an independent audit of the financial report in order to express an opinion on it to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial report is presented fairly in accordance with Accounting Standards issued in Australia and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the Company's and the consolidated entity's financial position, and performance as represented by the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial report of Normandy Mining Limited is in accordance with:

(a)   the Corporations Act 2001, including:

     (i) giving a true and fair view of the Company's and consolidated entity's financial position as at 30 June 2001 and of their performance for the year ended on that date; and

     (ii) complying with Accounting Standards and the Corporations Regulations; and

(b)  other mandatory professional reporting requirements.



/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu

Chartered Accountants




/s/ R W Smith
R W Smith

Partner

Adelaide, 21 August 2001


The liability of Deloitte Touche Tohmatsu is limited by, and to the extent of, the Accountants' Scheme under the Professional Standards Act 1994 (NSW)